UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.      )

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☐	Soliciting Material under §240.14a-12

HighPeak Energy, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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HIGHPEAK ENERGY, INC.
421 W. 3rd Street, Suite 1000
Fort Worth, Texas 76102

April 30, 2026

Dear Stockholders of HighPeak Energy, Inc.,

On behalf of the Board of Directors of HighPeak Energy, Inc. (the “Company” or “HighPeak”), we are pleased to invite you to our 2026 Annual Meeting of Stockholders, to be held at 421 W. 3rd Street, Suite 1000, Fort Worth, Texas 76102 on June 2, 2026, at 10:00 a.m., Central Time.

The accompanying proxy materials, including the accompanying proxy statement and proxy card, are being distributed and made available to our stockholders of record as of the close of business on April 8, 2026. The accompanying proxy materials provide the information necessary for our stockholders to submit their votes for each of the Company’s proposals.

Your vote is very important to us. We encourage you to sign and return your proxy card and/or vote by telephone or electronically over the internet following the instructions below to vote your shares as soon as possible to ensure your shares will be represented and voted at the meeting.

On behalf of the Board of Directors, we express our appreciation for your support of HighPeak.

Sincerely,

/s/ Michael Hollis
Michael Hollis
President and Chief Executive Officer

HIGHPEAK ENERGY, INC.
421 W. 3rd Street, Suite 1000
Fort Worth, Texas 76102

NOTICE OF 2026 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD AT 10:00 A.M. CENTRAL TIME ON JUNE 2, 2026

PROXY STATEMENT

To the Stockholders of HighPeak Energy, Inc.:

Notice is hereby given that the 2026 Annual Meeting of Stockholders of HighPeak Energy, Inc. (the “Company,” “HighPeak,” “HighPeak Energy,” “we,” “us” or “our”) will be held on June 2, 2026, at 10:00 a.m., Central Time (the “Annual Meeting”) at 421 W. 3rd Street, Suite 1000, Fort Worth, Texas 76102.

The Annual Meeting is being held for the following purposes:

1.

To elect the three Class C director nominees named in this proxy statement to the Company’s Board of Directors, each of whom will hold office until the 2029 Annual Meeting of Stockholders and until his or her successor is elected and qualified or until his or her earlier of death, resignation or removal;

2.	To approve an advisory, non-binding resolution regarding the compensation of HighPeak’s Named Executive Officers for 2025 (“say-on-pay”);

3.	To approve an advisory, non-binding resolution regarding the frequency with which HighPeak will hold future say-on-pay votes (“say-on-frequency”);

4.	To ratify the appointment of Weaver and Tidwell, L.L.P. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026; and

5.	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

All stockholders of record at the close of business on April 8, 2026 (the “Record Date”), will be entitled to receive notice of and to vote at the Annual Meeting or any adjournment or postponement of the Annual Meeting.

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, WE URGE YOU TO VOTE YOUR SHARES BY INTERNET, TELEPHONE, OR BY SIGNING, DATING AND RETURNING THE PROXY CARD. IF YOU CHOOSE TO ATTEND THE ANNUAL MEETING, YOU MAY STILL VOTE YOUR SHARES AT THE ANNUAL MEETING, EVEN THOUGH YOU HAVE PREVIOUSLY VOTED OR RETURNED YOUR PROXY BY ANY OF THE METHODS DESCRIBED IN OUR PROXY STATEMENT. IF YOUR SHARES ARE HELD IN A BANK OR BROKERAGE ACCOUNT, PLEASE REFER TO THE MATERIALS PROVIDED BY YOUR BANK OR BROKER FOR VOTING INSTRUCTIONS.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2026 ANNUAL MEETING OF STOCKHOLDERS OF HIGHPEAK ENERGY TO BE HELD AT 10:00 A.M., CENTRAL TIME, ON JUNE 2, 2026 AT 421 W. 3RD STREET, SUITE 1000, FORT WORTH, TEXAS 76102. This Notice of the 2026 Annual Meeting of Stockholders (“Notice”) as well as the accompanying proxy statement, proxy card and Annual Report on Form 10-K for the fiscal year ended December 31, 2025 are available at https://www.cstproxy.com/highpeakenergy/2026.

ALL STOCKHOLDERS ARE EXTENDED A CORDIAL INVITATION TO ATTEND THE ANNUAL MEETING.

By Order of the Board of Directors,

/s/ Michael Hollis
Michael Hollis
President and Chief Executive Officer

Fort Worth, Texas

April 30, 2026

HIGHPEAK ENERGY, INC.

TABLE OF CONTENTS

ABOUT THE ANNUAL MEETING	1
PROPOSAL ONE—ELECTION OF DIRECTORS	4
DIRECTORS AND SECTION 16 OFFICERS	5
MEETINGS AND COMMITTEES OF DIRECTORS	11
COMPENSATION DISCUSSION AND ANALYSIS	13
DIRECTOR COMPENSATION	29
EQUITY COMPENSATION PLAN INFORMATION	30
CORPORATE GOVERNANCE	31
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	34
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	37
PROPOSAL TWO—ADVISORY VOTE ON EXECUTIVE COMPENSATION	40
PROPOSAL THREE—ADVISORY VOTE ON SAY-ON-PAY FREQUENCY	41
PROPOSAL FOUR—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	42
AUDIT COMMITTEE REPORT	44
STOCKHOLDER PROPOSALS AND DIRECTOR NOMINEES	45
AVAILABILITY OF CERTAIN DOCUMENTS	46

HIGHPEAK ENERGY, INC.

421 W. 3RD STREET, SUITE 1000
FORT WORTH, TEXAS 76102

PROXY STATEMENT
2026 ANNUAL MEETING OF STOCKHOLDERS

The Board of Directors (the “Board of Directors” or the “Board”) of HighPeak Energy, Inc. (the “Company,” “HighPeak,” “HighPeak Energy,” “we,” “us” or “our”) requests your proxy for the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) that will be held on June 2, 2026, at 10:00 a.m., Central Time at 421 W. 3rd Street, Suite 1000, Fort Worth, Texas 76102. By granting the proxy, you authorize the persons named on the proxy to represent you and vote your shares at the Annual Meeting. Those persons will also be authorized to vote your shares to adjourn the Annual Meeting from time to time and to vote your shares at any adjournments or postponements of the Annual Meeting.

This proxy statement (this “Proxy Statement”) is dated April 30, 2026 and is first being mailed to our stockholders on or about that date. Please read the enclosed information and our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (the “Annual Report on Form 10-K”) carefully before voting your proxy.

ABOUT THE ANNUAL MEETING

Purpose of the Annual Meeting

The purpose of the Annual Meeting is for our stockholders to consider and act upon the proposals described in this Proxy Statement and any other matters that properly come before the Annual Meeting or any adjournment or postponement thereof. In addition, management will report on the performance of the Company and respond to questions from stockholders.

Proposals to be Voted Upon at the Annual Meeting

At the Annual Meeting, our stockholders will be asked to consider and vote upon the following four proposals:

●

Proposal ONE: To elect the three Class C director nominees named in this Proxy Statement to the Company’s Board of Directors, each of whom will hold office until the 2029 Annual Meeting of Stockholders (the “2029 Annual Meeting”) and until his or her successor is elected and qualified or until his or her earlier of death, resignation or removal;

●	Proposal TWO: To approve an advisory, non-binding resolution regarding the compensation of HighPeak’s Named Executive Officers for 2025 (“say-on-pay vote”);

●	Proposal THREE: To approve an advisory, non-binding resolution regarding the frequency with which HighPeak will hold future say-on-pay votes (“say-on-frequency”);

●	Proposal FOUR: To ratify the appointment of Weaver and Tidwell, L.L.P. (“Weaver”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.

In addition, any other matters that properly come before the Annual Meeting or any adjournment or postponement thereof will be considered. As of the date of this Proxy Statement, the Board does not intend to present any matters other than those described herein at the Annual Meeting and is unaware of any matters to be presented by other parties. If other matters are properly brought before the meeting for action by the stockholders, proxies will be voted in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

Recommendation of the Board

The Board recommends that you vote FOR each of the three Class C director nominees to the Board (Proposal ONE), FOR the advisory, non-binding resolution regarding the compensation of HighPeak’s Named Executive Officers for 2025 (“say-on-pay”) (Proposal TWO), and FOR a 1-YEAR frequency on future “say-on-pay” votes (“say-on-frequency”) (Proposal THREE) and FOR the ratification of the appointment of Weaver as our independent registered public accounting firm for the fiscal year ending December 31, 2026 (Proposal FOUR).

Voting at the Annual Meeting

The Company’s common stock, par value $0.0001 per share (the “Common Stock”), is the only security of HighPeak Energy that entitles holders to vote generally at the annual meetings of the Company’s stockholders. Each share of Common Stock outstanding as of April 8, 2026 (the “Record Date”) entitles the holder thereof to one vote at the Annual Meeting. HighPeak Energy’s Common Stock is listed and traded on the Nasdaq Global Market (the “Nasdaq”) under the ticker symbol “HPK.”

If, on the Record Date, you hold shares of our Common Stock that are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company (“Continental”), you are considered the stockholder of record with respect to those shares. Broadridge, Inc. is sending these proxy materials directly to you on our behalf. As a stockholder of record, you may vote electronically over the internet or at the Annual Meeting or by proxy by signing and submitting your proxy card or by submitting your vote by telephone. Whether or not you plan to attend the Annual Meeting, we urge you to vote by way of internet, telephone or by completing and returning the proxy card. If you submit a properly executed proxy but do not give voting instructions as to how your shares of Common Stock should be voted on a particular proposal at the Annual Meeting, your shares will be voted in accordance with the recommendations of our Board as on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by: (1) delivering a written notice of revocation addressed to HighPeak Energy, Inc., Attn: Chief Financial Officer, 421 W. 3rd Street, Suite 1000, Fort Worth, Texas 76102, (2) a duly executed proxy bearing a later date, or (3) attending the Annual Meeting and voting. Your last vote or proxy will be the vote or proxy that is counted. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you vote or specifically so request at the Annual Meeting.

If, on the Record Date, you hold shares of our Common Stock in an account with a brokerage firm, bank or other nominee, then you are a beneficial owner of the shares and hold such shares in “street name,” and these proxy materials will be forwarded to you by that organization. As a beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote the shares held in their account, and the nominee has enclosed or provided voting instructions for you to use in directing how to vote your shares. The brokerage firm, bank or nominee that holds your shares, however, is considered the stockholder of record for purposes of voting at the Annual Meeting. Because you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless a legal proxy from your broker, bank or other nominee confirming your beneficial ownership of the shares as of the Record Date is obtained. Whether or not you plan to attend the Annual Meeting, we urge you to vote by following the voting instructions provided to you to ensure that your vote is counted.

If you are a beneficial owner and do not provide your broker, bank or other nominee with specific voting instructions, and your broker, bank or other nominee does not have discretionary power to vote your shares, your shares may result in “broker non-votes” for certain matters. Broker non-votes occur when shares held by a broker, bank or other nominee for a beneficial owner are not voted with respect to a particular proposal and generally occur because the broker, bank or other nominee (1) does not receive specific voting instructions from the beneficial owner, and (2) lacks discretionary authority to vote the shares. Brokers, banks and other nominees have discretionary authority to vote on ratification of our independent registered public accounting firm for clients who have not provided voting instructions. However, without voting instructions from their clients, they cannot vote on “non-routine” proposals, including the election of directors as further described in Proposals ONE, TWO and THREE. Shares that constitute broker non-votes will be counted for the purpose of establishing a quorum at the Annual Meeting.

Voting results will be tabulated and certified by the inspector of elections appointed for the Annual Meeting. If you receive more than one Notice of 2026 Annual Meeting of Stockholders (“Notice”), it is because your shares are registered in more than one name or are registered in different accounts. Please follow the instructions on each Notice received to ensure that all your shares are voted.

A list of stockholders of record as of the Record Date will be available for inspection during ordinary business hours at our offices located at 421 W. 3rd Street, Suite 1000, Fort Worth, Texas 76102, for a period of ten days prior to the date of our Annual Meeting.

Quorum Requirement for the Annual Meeting

The presence at the Annual Meeting of the persons holding a majority of our shares of Common Stock issued and outstanding on the Record Date and entitled to vote thereat will constitute a quorum, permitting us to conduct our business at the Annual Meeting. On the Record Date, there were 126,358,104 shares of Common Stock outstanding, held by approximately 43 stockholders of record, which does not include stockholders whose shares are held in “street name.” Abstentions (i.e., if you or your broker, bank or other nominee mark “ABSTAIN” on a proxy or voting instruction form, or if a stockholder of record attends the Annual Meeting but does not vote (either before or during the Annual Meeting)) and broker non-votes will be considered to be shares present at the Annual Meeting for purposes of a quorum.

Required Votes

Proposal One—Election of Directors. Each director will be elected by the vote of the plurality of the votes validly cast on the election of directors at the Annual Meeting. Broker non-votes are not taken into account in determining the outcome of the election of director nominees. A ballot for a nominee that is marked WITHHOLD will not be counted as a vote cast.

Proposal Two—Say-on-Pay. The advisory, non-binding resolution regarding the compensation of HighPeak’s Named Executive Officers for 2025 (the “say-on-pay proposal”) will be approved by the affirmative vote of the holders of at least a majority of the shares present or represented by proxy and entitled to vote thereat on the say-on-pay at the Annual Meeting. Abstentions and broker non-votes will have the effect of a vote against the say-on-pay proposal.

Proposal Three—Say-on-Frequency. The advisory, non-binding resolution regarding the frequency with which HighPeak will hold future say-on-pay votes (the “say-on-frequency” proposal) provides a choice among three frequency periods for future advisory votes to approve the compensation of our Named Executive Officers. The option of 1 year, 2 years or 3 years that receives the highest number of votes cast by stockholders will be considered the frequency for the advisory vote on compensation for Named Executive Officers that is preferred by our stockholders. The Board of Directors will consider our stockholders’ preference as reflected in the vote on this say-on-frequency proposal in determining how frequently the advisory vote on executive compensation occurs in the future. Thus, the frequency period that receives the most votes (every one, two or three years) will be deemed to be the recommendation of the stockholders. Because there is no minimum vote required, abstentions and broker non-votes will have no effect on the outcome of the say-on-frequency proposal.

Proposal Four—Ratification of our Independent Registered Public Accounting Firm. Approval of the proposal to ratify our Audit Committee’s appointment of Weaver as our independent registered public accounting firm for the fiscal year ending December 31, 2026, requires the affirmative vote of the holders of at least a majority of the shares of Common Stock present or represented by proxy at the Annual Meeting and entitled to vote thereat. An abstention will have the effect of a vote against this proposal. Because record holders have discretion to vote your shares on this proposal, we expect there will be no broker non-votes.

Solicitation of Proxies

Solicitation of proxies may be made via the internet, mail, personal interview or telephone by officers, directors and regular employees of the Company. The Company may also request banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of our Common Stock that those companies or persons hold of record, and the Company will reimburse the forwarding expenses. In addition, the Company has retained Continental to provide various services relating to the tabulation of votes, for an aggregate fee of approximately $6,250. The Company will bear all costs of solicitation.

Default Voting

A proxy that is properly completed and submitted will be voted at the Annual Meeting in accordance with the instructions on the proxy, unless revoked as described above. If you properly execute and submit a proxy, but do not provide any voting instructions, your shares will be voted (i) FOR each of the three Class C director nominees listed in Proposal ONE, (ii) FOR the advisory, non-binding resolution regarding the compensation of HighPeak’s Named Executive Officers for 2025 in Proposal TWO, (iii) FOR a “1-YEAR” frequency for future say-on-pay votes in Proposal THREE and (iv) FOR the ratification of our independent registered public accounting firm for the year ending December 31, 2026 in Proposal FOUR.

If any other business properly comes before the stockholders for a vote at the Annual Meeting, your shares will be voted in accordance with the discretion of the holders of the proxy. The Board of Directors knows of no matters, other than those previously stated, to be presented for consideration at the Annual Meeting.

PROPOSAL ONE—ELECTION OF DIRECTORS

The Amended and Restated Bylaws of the Company provides for a Board of Directors consisting of not less than three (3) nor more than ten (10) directors. Currently the Board consists of seven (7) directors.

The Board of Directors has nominated the following individuals for election as Class C directors of the Company’s Board of Directors, to serve until the 2029 Annual Meeting, and until his or her successor is elected and qualified or until his or her earlier of death, resignation or removal:

Jason A. Edgeworth

Larry C. Oldham

Daniel Silver

Messrs. Edgeworth, Oldham and Silver are currently serving as Class C directors of the Company. Biographical information for each nominee is contained in the “Directors and Section 16 Officers” section below.

The Board of Directors has no reason to believe that any of its nominees will be unable or unwilling to serve if elected. If a director nominee becomes unable or unwilling to accept nomination or election, either the number of the Company’s directors will be reduced or the persons acting under the proxy will vote for the election of a substitute director nominee that the Board of Directors recommends.

Vote Required

The election of the three Class C director nominees in this Proposal ONE requires the affirmative vote of a plurality of the votes validly cast at the election. A vote to WITHHOLD will not be counted as a vote cast. Broker non-votes will not have any effect on the outcome of voting on director elections.

Recommendation of the Board

The Board of Directors unanimously recommends that stockholders vote FOR the election of each of the three Class C director nominees.

DIRECTORS AND SECTION 16 OFFICERS

The Company’s Board of Directors currently consists of seven members, and if the stockholders elect each of the director nominees to the Board as set forth in “Proposal One—Election of Directors” above, the Board will continue to consist of seven members. Each year, certain directors stand for re-election as their terms of office expire. Presented below is biographical information about each of the Company’s Section 16 officers, directors and director nominees.

After the Annual Meeting, assuming the stockholders elect the director nominees to the Board of Directors as set forth in “Proposal One—Election of Directors” above, the Board of Directors of the Company will be, and the Section 16 officers of the Company are:

Name	Age	Position with the Company
Jay M. Chernosky(1)(2)(3)	66	Director
Keith A. Covington(1)(2)(3)(4)	62	Director
Jason A. Edgeworth(2)(3)	41	Chairman and Director Nominee
Sharon F. Fulgham(2)(3)(4)	48	Director
Michael L. Hollis(4)	50	President and Chief Executive Officer
Larry C. Oldham(1)	72	Director Nominee
Daniel Silver(4)	42	Executive Vice President and Director Nominee
Rodney L. Woodard	70	Chief Operating Officer
Steven W. Tholen	75	Chief Financial Officer
W. Ryan Hightower	43	Executive Vice President
Keith Forbes	63	Vice President and Chief Accounting Officer
Christopher Mundy	53	Senior Vice President of Reserves and Evaluations

(1)	Member of the Audit Committee.
(2)	Member of the Compensation Committee.
(3)	Member of the Nominating & Governance Committee.
(4)	Member of the ESG Committee.

Jason A. Edgeworth, our director nominee, has served on our Board since June 2023 and has served as an Investment and Asset Manager for the John Paul DeJoria family office since September 2020 with responsibility for diligence, execution and investor relations.

Previously, Mr. Edgeworth served as an Executive Director of Investment & Merchant Banking at U.S. Capital Advisors LLC from 2013 to 2020. Mr. Edgeworth’s responsibilities included diligence, execution and investor communications with a focus on equity market transactions, including initial public offerings, follow on equity offerings, at-the-market equity offerings and preferred equity offerings, for public E&P companies and midstream companies. Mr. Edgeworth also advised on merchant banking and private equity transactions for the midstream and service sectors of the oil and gas industry both domestically and internationally.

From 2008 to 2012, Mr. Edgeworth served as an equity analyst at CLW Investments and Twin Eagle Resource Management and also AEW Europe and Curzon Global Partners where he focused on the energy sector and commercial and mixed-use real estate.

Mr. Edgeworth serves on or has served on the board of several companies including Borealis Alaska Oil, Inc. and Badger Midstream Energy, LP. Mr. Edgeworth graduated from the University of St. Andrews in 2008 with a Master of Arts in International Relations. Mr. Edgeworth is a Chartered Alternative Investment Analyst.

Mr. Edgeworth has been nominated as a Class C director, and if elected at the Annual Meeting, to serve until the 2029 Annual Meeting of Stockholders of HighPeak Energy, or until his earlier death, resignation or removal. We believe that Mr. Edgeworth’s experience and knowledge in financial and investment matters in the energy sector and his board experience make him well qualified to serve as a member of the Board of HighPeak Energy.

Larry C. Oldham, our director nominee, has served on our Board since August 2020 and currently serves as a Manager and Advisor of Gateway Royalty VI LLC (“Gateway VI”) since 2022. Gateway VI is the sixth entity of the Gateway Royalty companies, which were founded by Chris Oldham, Mr. Oldham’s son, and have been successful in acquiring oil and gas minerals and royalties in the Utica Shale since 2012. Mr. Oldham is also a Manager of Gateway Royalty III LLC since 2016, Gateway Royalty IV LLC since 2018 and Gateway Royalty V LLC since 2019. In addition, Mr. Oldham has been actively advising Gateway Royalty II LLC and Gateway Royalty I LLC since 2014 and 2012, respectively. Additionally, Mr. Oldham has served as Manager of Oldham Properties, Ltd. since 1990.

Mr. Oldham currently serves as an Operating Partner in Mountain Capital LLC, a private equity firm located in Houston, Texas since 2015 and serves on the board of directors of Hannathon Petroleum II, a private oil and gas company headquartered in Midland, Texas since 2023. Mr. Oldham has served on the board of directors of Saddleback Exploration Inc., a private oil and gas company headquartered in Tulsa, Oklahoma from 2015 until it was sold in 2023. Mr. Oldham is also a member of the board of directors of the West Texas A&M University Foundation.

In 1979, Mr. Oldham founded Parallel Petroleum Corporation (“Parallel”), an independent energy company headquartered in Midland, Texas, which engaged in the acquisition, development and production of long-lived oil and gas properties, primarily in the Permian Basin. Parallel completed its initial public offering in 1980 and in December 2009 was acquired by an affiliate of Apollo Global Management, Inc. (formerly known as Apollo Global Management, LLC), which was sold to Samsung C&T Corporation in December of 2011. Prior to the sale to Apollo Global Management, Inc., Mr. Oldham served as Parallel’s President from 1994 to 2009, Chief Executive Officer from 2004 to 2009 and director from 1979 until 2009. During Mr. Oldham’s years at Parallel, some of the most notable property acquisitions were the Fullerton Property in Andrews County, Diamond M Canyon Reef Field in Scurry County and the acquisition of all of Fina’s West Texas assets in July 1999. In 1992, Parallel was an early adopter of 3D seismic and drilled several Canyon Reef discoveries in Howard County, Texas and several discoveries in the Yegua/Frio Trend onshore the Gulf Coast of Texas. In 2005, horizontal drilling was successfully implemented in the Wolfcamp formation in New Mexico and the Barnett Shale in Tarrant County, Texas. In 2014, Parallel drilled the first of several horizontal wells in the Harris Field, which were large producing wells completed with engineered fracs. Parallel was the forerunner of this highly successful completion technique.

Prior to Parallel’s formation, Mr. Oldham was employed by Dorchester Gas Corporation from 1976 to 1979 and KPMG Peat Marwick, LLP from 1975 to 1976.

Mr. Oldham earned a Bachelor of Business Administration in Accounting from West Texas State University (now West Texas A&M University) in 1975 and was a 2012 Distinguished Alumni Award recipient. Mr. Oldham is a certified public accountant and is a member of the Permian Basin Landman’s Association and the Permian Basin Producers Association.

Mr. Oldham has been nominated as a Class C director, and if elected at the Annual Meeting, to serve until the 2029 Annual Meeting of Stockholders of HighPeak Energy, or until his earlier death, resignation or removal. We believe that Mr. Oldham’s over forty (40) years of experience and knowledge in the oil and natural gas industry, accounting experience, experience and knowledge of the Permian Basin and his experience in the public arena make him well-qualified to serve as a member of the Board of HighPeak Energy.

Daniel Silver, our director nominee, has served as our Executive Vice President since November 2025, a member of the Board since September 2025, Vice President-Finance since August 2020 and previously served as our Vice President from our inception in October 2019 until August 2020. In addition to his finance role, he served as the head of the Human Resources and Information Technology departments. Mr. Silver was appointed as the Chief Executive Officer of HighPeak Energy Partners, LP and HighPeak Energy Partners II, LP (collectively, the “HighPeak Energy Partnerships”), each a private equity company, and HighPeak Energy Management LLC, a registered investment advisor, in September 2025. Prior to that appointment, he served as the Managing Director and Chief Compliance Officer of the HighPeak Energy Partnerships and HighPeak Energy Management since January 2014. Prior to his involvement in the formation of HighPeak Energy Partnerships and HighPeak Energy Management, he worked at Bluestem Energy Partners, LP (“Bluestem”), a limited partnership formed to acquire and produce oil and gas producing properties, as the lead financial analyst. Prior to Bluestem, he worked as a manager in the valuation and litigation department of Whitley Penn. Mr. Silver currently serves on the board of directors of the Association of Finance and Insurance Professionals, a nonprofit which provides training and certifications for finance and insurance professionals in the automotive and motor sports industries. He holds a B.B.A. summa cum laude from Mays Business School at Texas A&M University.

Mr. Silver has been nominated as a Class C director, and if elected at the Annual Meeting, to serve until the 2029 Annual Meeting of Stockholders of HighPeak Energy, or until his earlier death, resignation or removal. We believe that, based on Mr. Silver’s experience in the oil and natural gas industry and broad experience in significant financial transactions, Mr. Silver is well-qualified to serve as a member of the Board of HighPeak Energy.

Jay M. Chernosky has served on our Board since August 2020 and is currently a Principal of Travis Energy Partners LP since 2019, Jayco Holdings I, LP since 2005, Jayco Holdings II, LP since 2010, Jayco Holdings LLC since 2005, Bertrand Properties LP and Bertrand Properties, Inc. since 2000, Vargas Properties LP since 2022, which are private family-owned real estate and energy investment entities. Mr. Chernosky was previously a Managing Director of the Energy & Power Corporate & Investment Banking group at Wells Fargo Securities from 2009 until his retirement in 2019. Mr. Chernosky joined Wells Fargo’s predecessor firm Wachovia Securities (formerly First Union) in 1993 as a co-founder of the energy practice. Prior to joining Wells Fargo Securities, Mr. Chernosky worked in various capacities in the Energy Division of First City, Texas - Houston for 10 years. During his career, Mr. Chernosky was charged with developing strategic and financial ideas and solutions for relationships he managed for the bank and was also responsible for the origination and execution of public and private capital markets activities, including equities, bonds, convertibles, private placements, loan syndications and merger and acquisition advisory services. During this time, Mr. Chernosky’s primary focus was on the upstream sector of the oil and gas industry.

Currently, Mr. Chernosky serves as Lead Director on the board of directors of Colt Midstream LLC, a private gas gathering and processing company focused in the Fort Worth Basin of Texas since 2019. Mr. Chernosky also serves on the Board of Directors of the Memorial Empowerment Fund, an endowment for St. John the Divine church.

In addition, Mr. Chernosky has served on the Endowment Board of the Christian Community Service Center and as a director on the Christian Community board of directors. Mr. Chernosky served on the board of directors and is an active member of the Houston Producers’ Forum.  Mr. Chernosky served on the regional board of directors of OneGoal Houston, a non-profit organization.

Mr. Chernosky graduated from The University of Texas at Austin with a Bachelor of Business Administration in 1981 and received a Master of Business Administration from the University of Houston in 1983. Mr. Chernosky is also a graduate of the Southwestern Graduate School of Banking at Southern Methodist University in 1993.

Mr. Chernosky was elected as a Class A director in 2024, to serve until the 2027 Annual Meeting, or until his earlier death, resignation or removal. We believe that, based on Mr. Chernosky’s prior experience in the oil and natural gas industry, his broad experience in energy investment banking, capital markets and merger and acquisition advisory services, and his previous board experience, Mr. Chernosky is well-qualified to serve as a member of the Board of HighPeak Energy.

Keith A. Covington has served on our Board since August 2020 and is an active real estate investor specializing in residential properties in southern California for the past 30 years, most recently serving as a General Partner for Magnolia Partners since 2002.

Mr. Covington was an independent director on the board of directors of Gores Holdings IX, Inc. (a Special Purpose Acquisition Company (“SPAC”)), and a member of both its audit and compensation committees since its January 2022 IPO for $525 million until it was liquidated to stockholders at par in December 2024. Mr. Covington was an independent director on the board of directors of Gores Holdings VII, Inc., a SPAC, and a member of both its audit and compensation committees since its February 2021 IPO for $550 million, which was liquidated to stockholders at par in December 2022.

Mr. Covington was a founding board member of Pure Resources, an energy company engaged in the exploration and development of oil and gas properties which had a market capitalization of over $1 billion and served such directorship from 2000 to 2002. As an independent director for over two years, Mr. Covington served as chairman of the audit committee and member of the compensation committee of Pure Resources and was a co-member of the special committee responsible for evaluating, negotiating and recommending on behalf of company shareholders the acquisition of Pure Resources to Unocal Corporation (acquired by Chevron Corporation) in October 2002.

Mr. Covington served in various capacities over 11 years at Davis Companies from 1991 to 2002, where he was Vice President and earlier served as Principal of Stone Canyon Venture Partners, LLC. Mr. Covington’s tenure included responsibility in the real estate and private equity/venture capital groups within the organization. Investment and operational experience within these areas included investments in trophy commercial and mixed-use real estate assets, gaming ventures, a chain of upscale health clubs, resort properties and hotels, a restaurant and a technology company. His responsibilities included extensive independent due diligence for potential acquisitions, financial analysis and comprehensive asset management for equity investments in real estate assets and operating companies valued at over $10 billion. Prior professional experience includes Janss Corporation, a Santa Monica, California real estate developer where he was responsible for due diligence and financial structuring and leasing of residential and commercial real estate projects from 1989 to 1990. Mr. Covington started his career as a Financial Analyst at PaineWebber Group Inc. (UBS Investment Bank) in New York with experience in real estate investment banking transactions including sale/leasebacks and the firm’s largest initial public offering and real estate master limited partnership from 1985 to 1987. Mr. Covington received his Master of Business Administration from the Stanford Graduate School of Business and earned a Bachelor of Arts cum laude in Economics from Claremont McKenna College. Mr. Covington maintains a California real estate broker’s license and has maintained board governance expertise through participation in KPMG’s Audit Committee Institute. Mr. Covington has previously served as Chief Financial Officer for the El Segundo Senior Housing Board for over five years.

Mr. Covington was elected as a Class B director in 2025, to serve until the 2028 Annual Meeting, or until his earlier death, resignation or removal. We believe that, based on Mr. Covington’s prior board experience in the oil and natural gas industry and broad experience in significant financial transactions, Mr. Covington is well-qualified to serve as a member of the Board of HighPeak Energy.

Sharon F. Fulgham has served on our Board since August 2020 and is currently a partner of the Fulgham Hampton Law Group since August 2017. Ms. Fulgham has also been associated with Carlisle Title since December 2016 and with Independence Title since 2023. Prior to working at Fulgham Law Firm, P.C., Ms. Fulgham was a partner at Kelly Hart & Hallman from January 2016 to November 2016 and an associate at Kelly Hart & Hallman from 2009 to 2016. During her legal career, Ms. Fulgham has represented numerous public and private companies in litigation matters including commercial and employment disputes. Specifically, she has extensive experience representing companies in the oil and gas sector, as well as experience in the title industry preparing title documents for real estate closings and instruction to brokers and realtors.

Ms. Fulgham has served the Fort Worth community extensively through the Junior League of Fort Worth, Inc. (the “Junior League”), a charitable nonprofit organization of women committed to promoting volunteerism, developing the potential of women and improving communities, both as a community volunteer and in leadership roles within the organization. She served as Vice President of Administration and was a member of the board of directors from 2015 to 2016. Ms. Fulgham is currently a sustaining member of the Junior League. Ms. Fulgham was also involved in the Young Men’s Service League from 2021 to 2025, a national nonprofit made up of mothers and their teenage sons who volunteer together to serve their local communities, and served on the board of directors for the local chapter from 2021 to 2024.

Ms. Fulgham graduated cum laude from Texas Christian University with a Bachelor of Science in Biology in 2000 and went on to obtain her Juris Doctorate from the University of Houston in 2004.

Ms. Fulgham was elected as a Class A director in 2024, to serve until the 2027 Annual Meeting, or until her earlier death, resignation or removal. We believe that, based on Ms. Fulgham’s prior experience representing companies in the oil and natural gas sector and previous board experience, Ms. Fulgham is well-qualified to serve as a member of the Board of HighPeak Energy.

Michael L. Hollis has served as our President and Chief Executive Officer since November 2025, President since August 2020 and as a member of our Board since August 2020. Prior to the HighPeak business combination, Mr. Hollis served as Pure’s President from December 2019 until August 2020. Prior to joining Pure, Mr. Hollis served as President and Chief Operating Officer (“COO”) of Diamondback Energy, Inc. (“Diamondback”) (Nasdaq: FANG), a Permian focused oil and gas producer, from January 2017 through September 2019, prior to which he served as COO since 2015 and Vice President of Drilling. From 2011 to 2019, Mr. Hollis also served on the board of directors for Diamondback and on the board of directors of Viper Energy Partners LP (Nasdaq: VNOM) from 2014 to 2019. Prior to his positions at Diamondback, Mr. Hollis was a Drilling Manager at Chesapeake Energy Corporation and also held roles of increasing responsibility in production, completions and drilling engineering at ConocoPhillips and Burlington Resources Inc. Mr. Hollis has over 25 years of oil and gas experience and graduated from Louisiana State University in 1998 with a Bachelor of Science in Chemical Engineering.

Mr. Hollis was elected as a Class B director to serve until the 2028 Annual Meeting of Stockholders of HighPeak Energy, or until his earlier death, resignation or removal. We believe that Mr. Hollis’ more than twenty-five (25) years of experience and knowledge in the oil and natural gas industry, experience as an officer and director of a public oil and gas company and his recent operating experience in the Permian Basin make him well-qualified to serve as a member of the Board of HighPeak Energy.

Rodney L. Woodard has served as our Chief Operating Officer since August 2020. Prior to the HighPeak business combination, Mr. Woodard served as Pure’s COO and served as a director of Pure’s board of directors since its inception in November 2017 and as HighPeak Energy’s COO since its inception in October 2019. Mr. Woodard has over 40 years of experience in the oil and gas industry as a CEO, COO, and leader of Engineering and Operations of numerous E&P companies. Mr. Woodard has served as the Executive Vice President & COO for the HighPeak Funds from 2017 to the present. From 2016 to 2017, Mr. Woodard presented portfolio company investment proposals to acquire and develop oil and gas assets in the Permian Basin to several private equity firms. Mr. Woodard served as the President and COO of Atlantic Resources Co., LLC (“Atlantic”) from 2015 to 2016. Prior to Atlantic, Mr. Woodard served as CEO and COO of Celero II, a Natural Gas Partners portfolio company, with operations principally in the Permian Basin from 2006 to 2015. Prior to Celero II, Mr. Woodard served as Executive Vice President and COO of Celero, a Quantum Energy Partners portfolio company from 2004 to 2006. From 2002 to 2004, Mr. Woodard was Vice President of Reserves and Evaluations with Pure Resources (NYSE: PRS) and was a co-founder of its predecessor, Titan Exploration (Nasdaq: TEXP). From 1986 to 1995, Mr. Woodard held various positions of increasing responsibility at Selma International Investments Ltd. From 1979 to 1986, Mr. Woodard held various positions at Delta Drilling Company, obtaining the position of Division Manager for West Texas. Mr. Woodard held various positions at Amoco Production Company from 1977 to 1979. Mr. Woodard graduated from The Pennsylvania State University in 1977 with a Bachelor of Science degree in Mechanical Engineering.

Steven W. Tholen has served as our Chief Financial Officer (“CFO”) since HighPeak Energy’s inception in October 2019 and is a Corporate Finance Executive with over 30 years of experience in building, leading and advising corporations through complex restructurings, purchase and sales transactions, and capital market transactions. Mr. Tholen has served as the CFO for the HighPeak Funds since 2014. Previously, Mr. Tholen served as co-founder and Executive Vice President – Finance of Fieldco Construction Services, Inc., which provided oilfield construction services to clients throughout East Texas & Western Louisiana, from 2011 to 2014. From 2009 to 2013, Mr. Tholen served as founder and President of SDL&T Energy Partners, a source of equity & debt financing to fund energy companies and energy projects worldwide. From 2001 to 2008, Mr. Tholen was Senior Vice President & CFO of Harvest Natural Resources, Inc., an E&P company with properties in the United States, Venezuela, Indonesia, Gabon, and Russia. From 1995 to 2000, Mr. Tholen served as Vice President and CFO of Penn Virginia Corporation, an independent natural gas and oil company. From 1990 to 1995, Mr. Tholen was Treasurer/Manager of Business Administration of Cabot Oil & Gas Corporation, a North American independent natural gas producer. Mr. Tholen graduated from St. John’s University with a Bachelor of Science degree in Physics in 1971 and earned his Master of Business Administration in Finance from The University of Denver, Daniels School of Business in 1979.

W. Ryan Hightower has served as our Executive Vice President since November 2025, Vice President Business Development since August 2020. Mr. Hightower helped found the HighPeak Energy Partnerships and was also directly involved with Pure, the special purpose acquisition company that purchased the assets of the HighPeak Energy partnerships which led to the formation of the Company. Mr. Hightower has over 18 years of oil and gas industry experience, primarily in land acquisitions and business development. Prior to joining the Company, Mr. Hightower worked independently buying oil and gas leases, mineral and royalty interests, and non-operated working interests in several areas including the Haynesville Shale, Eagleford Shale, Delaware Basin, Midland Basin and the Eastern Shelf for his own account. In 2007, Mr. Hightower co-founded and was a managing partner of TEMA Fund, LP, a mineral and royalty acquisition fund focused on acquiring oil and gas interests in the East Texas Embayment area. In such capacity he was responsible for mineral and royalty acquisition efforts, financial evaluations, title due diligence, landowner negotiations, investor relations, mineral management of the Fund’s assets, and the Fund’s accounting and banking practices. Prior to TEMA, Mr. Hightower served as a Portfolio Operations Analyst for Highland Capital Management, LP, a leading credit and alternative investments hedge fund. Mr. Hightower graduated summa cum laude from Texas Tech University with a B.A. in Finance in 2005 and was recognized as the highest-ranking graduate in his class from Rawls College of Business.

Keith Forbes has served as our Vice President and Chief Accounting Officer (“CAO”) since November 2020 and previously served as our Vice President and Controller from our inception in October 2019 until November 2020. Mr. Forbes has over 30 years of experience in various field and corporate accounting functions and business organization functions for large, geographically diverse public companies. Before his appointment as CAO to HighPeak Energy, Mr. Forbes served as Vice President and Controller of the HighPeak Funds since 2017. Mr. Forbes additionally served as Director—Business Optimization at Quicksilver Resources Inc. from December 2015 through April 2016, and as Assistant Controller—Operations and Revenue at Quicksilver Resources Inc. from June 2012 through November 2015. Mr. Forbes is a certified public accountant in Texas. Mr. Forbes graduated from Pittsburg State University with a Bachelor of Business Administrations degree in Accounting in 1985.

Christopher Mundy has served as our Senior Vice President, Reserves and Evaluations since November 2025, having previously served as Vice President, Reserves and Evaluations for the Company and its predecessor since September 2018 until November 2025. Mr. Mundy has over 25 years of operational and corporate experience across multiple hydrocarbon basins in the United States and Canada.

Prior to joining HighPeak, Mr. Mundy served as Vice President, Reserves and Planning at Petro Harvester from 2013 to 2018. From 2008 to 2013, he held roles of increasing responsibility at Quicksilver Resources, ultimately serving as Chief Reservoir Engineer. During his tenure at Quicksilver, his responsibilities included project management for the Barnett Shale, U.S. budgeting and strategy for the Horn River Basin, and leadership of the completions and reservoir engineering teams.

Earlier in his career, Mr. Mundy held engineering and management positions at EnCana Corporation, spanning venture capital, production, and reservoir engineering. He also served as an equity analyst providing technical oil and gas research to investment firms. Mr. Mundy earned a Bachelor of Applied Science in Civil Engineering from the University of Waterloo in 1996.

Family Relationships and Director Designations

There are no family relationships among any of the directors, director nominees and executive officers of HighPeak Energy. Messrs. Edgeworth, Hollis and Silver and Ms. Fulgham serve on our Board as designees of the Principal Stockholder Group (as defined below) pursuant to the Stockholders’ Agreement described in the section entitled “Certain Relationships and Related Party Transactions” and a related letter agreement between the Principal Stockholder Group and one of their limited partners, The John Paul DeJoria Family Trust, provides that as long as the Principal Stockholder Group has the right to nominate at least two directors of the Company under the Stockholders’ Agreement to the Board, The John Paul DeJoria Family Trust will have the right to select one of such directors designated by the Principal Stockholder Group. In 2023, Mr. Edgeworth was selected as a director nominee by The John Paul DeJoria Family Trust pursuant to the letter agreement. Other than such arrangements, no arrangements or understandings exist between any director or any person nominated for election as a director and any other person pursuant to which such person is to be selected as a director or nominee for election as a director.

MEETINGS AND COMMITTEES OF DIRECTORS

The Board of Directors held twelve meetings during 2025. During 2025, each incumbent director attended at least 75% of the aggregate total number of meetings of the Board of Directors and committees of the Board of Directors on which each director served. In addition, all seven (7) of our directors attended the 2025 Annual Meeting of Stockholders. The Board of Directors encourages all directors to attend the annual meeting of stockholders, if practicable. We anticipate that substantially all our directors will attend the annual meeting. Daniel Silver was appointed to the Board on September 15, 2025.

The Board of Directors has four standing committees: the Audit Committee, the Compensation Committee, the ESG Committee and the Nominating & Governance Committee.

The Board of Directors and the Audit Committee each expect to meet a minimum of four times per calendar year. The Nominating & Governance Committee, Compensation Committee and ESG Committee each expect to meet a minimum of one time per calendar year.

Audit Committee. The members of the Audit Committee are Messrs. Oldham (Chairman), Chernosky and Covington, each of whom are independent as defined in Section 10A of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) and under the standards set forth by the Nasdaq applicable to members of the Audit Committee. The Board of Directors evaluated each of the members of the Audit Committee for financial literacy and the attributes of a financial expert and determined that each of the Audit Committee members is financially literate, and that Mr. Oldham satisfies the definition of “audit committee financial expert” as defined by the SEC. The Audit Committee held four meetings during 2025. Additional information regarding the functions performed by the Audit Committee is set forth in the “Audit Committee Report” included herein and also in the “Audit Committee Charter” that is posted on the Company’s website at https://ir.highpeakenergy.com/ under the “Corporate Governance – Governance Highlights” tab.

The Audit Committee oversees, reviews, acts and reports on various auditing and accounting matters to the Board of Directors, including: the selection of the Company’s independent registered public accounting firm, the scope of annual audits, fees to be paid to the independent registered accounting firm, the performance of the Company’s independent registered public accounting firm and the Company’s accounting practices. In addition, the Audit Committee oversees the Company’s compliance programs relating to legal and regulatory requirements and is responsible for overseeing the Company’s assessment and management of financial reporting and internal control risks, as well as other financial risks, such as the credit risks associated with counterparty exposure.

Compensation Committee. The members of the Compensation Committee are Messrs. Covington (Chair), Chernosky and Edgeworth and Ms. Fulgham. The Compensation Committee held three meetings during 2025. Mr. Hightower resigned from the Committee on September 15, 2025. Mr. Hollis resigned from the Committee on September 19, 2025. Messrs. Chernosky and Edgeworth were elected to the Committee on September 19, 2025.

Because we are a “controlled company” pursuant to Nasdaq Marketplace Rule 5615(c), we are not required to have a compensation committee. Although not required, the Board of Directors formed the Compensation Committee in 2020 to assist in its oversight responsibilities. The Compensation Committee reviews and approves all compensation of the Company’s directors and executive officers, including salaries, bonuses and compensation plans, policies and programs and administers all plans of the Company under which shares of our Common Stock may be acquired by directors or executive officers of the Company. The Compensation Committee exercises oversight over all matters of our compensation policy for directors and executive officers as well as the Company as a whole. The Compensation Committee may delegate to any subcommittee it may form the responsibility and authority for any particular matter, as it deems appropriate from time to time under the circumstances. To the extent necessary, the Compensation Committee may delegate the approval of award grants and other transactions and responsibilities regarding the administration of compensatory programs to a subcommittee consisting solely of members of the Compensation Committee or the Board who are “Non-Employee Directors” for the purposes of Rule 16b-3 of the Exchange Act. Additional information regarding the functions performed by the Compensation Committee is set forth in the “Compensation Committee Charter” that is posted on the Company’s website at https://ir.highpeakenergy.com/ under the “Corporate Governance – Governance Highlights” tab.

Because we are a “controlled company,” within the meaning of the Nasdaq Marketplace Rules we are not required to have a Compensation Committee comprised entirely of independent directors under the standards set forth by the Nasdaq Marketplace Rules applicable to members of the Compensation Committee. However, presently the Compensation Committee is composed of only independent directors of the Board. Our Board of Directors has determined that each of Messrs. Covington, Chernosky and Edgeworth and Ms. Fulgham qualify as “independent” under Nasdaq’s additional standards applicable to Compensation Committee members.

ESG Committee. The members of the Environmental, Social and Governance (“ESG”) Committee are Ms. Fulgham (Chairwoman) and Messrs. Covington, Hollis and Silver. The ESG Committee held three meetings during 2025. The ESG Committee is responsible for overseeing the Company’s policies and performance related to its environmental, social and corporate responsibilities and the preparation of the Company’s ESG-related communications, including any annual sustainability reports. In addition, the ESG Committee oversees climate-related risks that could potentially impact the Company, including market conditions, access to capital markets, supply chain disruptions and evolving climate change laws, regulations and policies. Additional information regarding the functions performed by the ESG Committee is set forth in the “ESG Committee Charter” that is posted on the Company’s website at https://ir.highpeakenergy.com/ under the “Corporate Governance – Governance Highlights” tab.

Nominating & Governance Committee. The current members of the Nominating & Governance Committee are Messrs. Edgeworth (Chairman), Chernosky and Covington and Ms. Fulgham. The Nominating & Governance Committee held two meetings during 2025. The Nominating & Governance Committee is responsible for overseeing the Company’s policies and programs related to corporate governance and the annual performance evaluation of the Board, its committees and management, and for advising and making recommendations to the Board regarding director nominations, director independence, Board and Committee structure and succession planning. Additional information regarding the functions performed by the Nominating & Governance Committee is set forth in the “Nominating & Governance Committee Charter” that is posted on the Company’s website at https://ir.highpeakenergy.com/ under the “Corporate Governance – Governance Highlights” tab.

Although not required, the Board of Directors formed the Nominating & Governance Committee in 2020 to assist in fulfilling its oversight responsibilities. Because we are a “controlled company” pursuant to Nasdaq Marketplace Rule 5615(c), we are not required to have a nominating and governance committee that is composed entirely of independent directors. However, presently the Nominating & Governance Committee is composed of only independent directors of the Board. Our Board of Directors has determined that each of Messrs. Covington, Chernosky and Edgeworth and Ms. Fulgham qualify as “independent” under Nasdaq’s additional standards applicable to Nominating & Governance Committee members. The Nominating & Governance Committee advises the Board regarding recommendations for appropriate governance practices, identifies individuals qualified to become members of the Board and recommendations for director nominees for election at annual meetings.

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Discussion and Analysis focuses on the compensation of our named executive officers (the “Named Executive Officers”) for the 2025 fiscal year, namely:

●	Michael L. Hollis, President and Chief Executive Officer,

●	Rodney L. Woodard, Chief Operating Officer,

●	Steven W. Tholen, Chief Financial Officer,

●	W. Ryan Hightower, Executive Vice President,

●	Daniel Silver, Executive Vice President, and

●	Jack Hightower, Former Chief Executive Officer(1)

(1)	Mr. Jack Hightower retired from the Company, effective September 15, 2025.

Executive Officer Compensation Strategy and Philosophy

As discussed above, because we are a “controlled company,” within the meaning of the Nasdaq Marketplace Rules we are not required to have a Compensation Committee comprised entirely of independent directors under the standards set forth by the Nasdaq Marketplace Rules applicable to members of the Compensation Committee and, during 2025 when most compensation decisions were made, did not have a Compensation Committee comprised entirely of independent directors. However, as of September 15, 2025, with the retirement of Mr. Jack Hightower and the resignation of Mr. Hollis from his membership on the Compensation Committee, the current members of our Compensation Committee are all independent directors under the standards set forth by the Nasdaq Marketplace Rules. Nevertheless, except as where specifically provided below, the discussion that follows relates to decisions of our Compensation Committee prior to September 15, 2025.

The Compensation Committee considers numerous factors in establishing total executive compensation, intending to balance short- and long-term and fixed and variable components of compensation to attract, motivate and retain highly talented executives, while keeping them focused on promoting our strategic objectives to manage the business under current market conditions and to maximize the value of our assets. Our objective in determining the compensation of our executive officers is to incentivize them to create long-term value for our stockholders. We believe our compensation programs encourage sustained long-term profitability by making a portion of each Named Executive Officer’s total direct compensation variable and dependent on our performance as determined at year end in the discretion of the Compensation Committee. No equity compensation was granted in 2025. In January 2026, restricted stock awards were granted to certain employees.

To help retain and motivate executives, our Compensation Committee aims to offer competitive compensation packages through a mix of cash and long-term, equity-based incentives. Our Compensation Committee does not have any formal policies for allocating total compensation among the various components. Instead, it exercises its judgment to determine the proper mix of salary, cash bonuses and equity awards to be granted to our Named Executive Officers. With respect to determinations made with respect to 2026, the Compensation Committee engaged an independent compensation consultant, Pearl Meyer & Partners, LLC (“Pearl Meyer”), to advise on 2026 salaries, cash bonuses and restricted stock awards and to establish an appropriate balance of short-term and long-term compensation for such Named Executive Officers for their services to us. The balance may change from year to year based on the amount of time an executive spends in service to us, our corporate strategy, financial performance and non-financial objectives, among other considerations.

Summary of Compensation Practices

We strive to maintain judicious governance standards and compensation practices by regularly reviewing best practices. Our Compensation Committee incorporated many best practices when forming our 2025 compensation program, including the following:

What We Do

✔	Align our executive compensation with long-term performance
✔	Align executives’ interests with those of the stockholders

✔	With respect to compensation awarded in 2026, engage an independent compensation consultant, Pearl Meyer, to assess our practices
✔

Maintain trading policies that restrict all employees and directors from short selling our securities, entering into any derivative transactions with respect to our securities, or otherwise hedging the risk and rewards of our securities

✔	Review the independence of any compensation consultant that is engaged to assist in our compensation analysis
✔

What We Don’t Do

✘	Automatically increase salaries each year or make lock-step changes in compensation based on peer group compensation levels or metrics
✘	Pay guaranteed or multi-year cash bonuses
✘	Provide significant perquisites
✘	Provide tax gross-ups

The 2025 compensation for our executive officers consisted of four primary components:

●	base salaries;
●	short-term cash incentive compensation; and
●	limited retirement and other benefits.

Role of the Compensation Committee

Our Compensation Committee oversees our executive compensation and employee benefit programs and reviews and approves all compensation decisions relating to our Named Executive Officers and directors. Our Compensation Committee also approves its report for inclusion in this Annual Report and has reviewed and discussed this Compensation Discussion and Analysis with management.

Specifically, our Compensation Committee reviews and approves the compensation for our executive officers. It reviews and approves the annual and long-term incentive plans in which our Named Executive Officers participate, and it also reviews and recommends to our Board of Directors compensation programs for the members of the Board of Directors, as described further below.

Role of Our Executive Officers in the Compensation Process

With respect to 2025, salaries and short-term cash incentive targeted awards were determined by our Compensation Committee which, at the time, included Mr. Jack Hightower and Mr. Hollis. Each executive would recuse himself for discussions regarding his own compensation. While the Compensation Committee made recommendations with respect to long-term incentive compensation of our executive officers, all long-term incentive compensation grants were approved by our Board of Directors. Mr. Hollis made recommendations with respect to our 2026 annual incentive bonus payments, but all bonuses were discussed and approved by our reconstituted Compensation Committee comprised solely of independent directors.

Components of Compensation

We have not entered into any employment, severance, change in control or similar agreements with any of our Named Executive Officers. However, during 2021, the Board approved discretionary change in control severance payments for all employees of the Company (the “Change in Control Severance Payments”) which were replaced in their entirety by the change in control plan (“Change in Control Plan”) adopted by the Strategic Alternatives Committee of the Board on September 9, 2025.  The anticipated payments or benefits to which the Named Executive Officers would be entitled under the Change in Control Severance Payments and the treatment of option awards and stock awards upon the termination of a Named Executive Officer’s employment or a Change in Control (as defined below) is described in more detail below under the section titled “Potential Payments Upon Termination or Change in Control.”

Base Salary

Each Named Executive Officer’s base salary is a fixed component of annual compensation for performing specific job duties and functions. The annual base salary rate for each of the Named Executive Officers was established at levels commensurate with historical compensation with any adjustments deemed necessary to attract and retain individuals with superior talent appropriate and relative to their expertise and experience. The Company is utilizing the expertise of Pearl Meyer to develop and implement a formal compensation plan during 2026 which will include base salary components for our Named Executive Officers.

Annual Bonus

Annual cash incentive awards are used to motivate and reward our executives. We have not yet developed a formal annual cash incentive award plan, instead, such awards are determined on a discretionary basis and are generally based on individual and Company performance. The Company is utilizing the expertise of Pearl Meyer to develop a formal annual cash incentive award plan during 2026. The Named Executive Officers each earned an annual cash incentive award which was paid in January 2026 in the amounts reported in the “Bonus” column of the Summary Compensation Table above. In evaluating and determining the bonus amounts for the Named Executive Officers paid in 2026, the Committee reviewed and discussed key financial and operating metrics including (i) lease operating expense per barrel of oil equivalent (“LOE/BOE”), (ii) total shareholder return, (iii) drilling, completion, equip and facility costs per lateral foot, (iv) Earnings Before Interest, Taxes, Depreciation, Amortization and Exploration (EBITDAX), free cash flow and (v) cash costs per BOE.

Long Term Incentive Compensation

The Company’s stockholders approved the HighPeak Energy Second Amended and Restated Long-Term Incentive Plan (the “LTIP”) to provide certain awards to incentivize and align the interests of members of the Board and members of management with the interests of our stockholders. The LTIP provides for potential grants of stock awards, options, dividend equivalents, cash awards and substitute awards to our employees and service providers, as well as stock awards to our directors. The Board has appointed the Compensation Committee of the Board to administer the LTIP.

The number of shares of Common Stock reserved for issuance with respect to awards under the LTIP (the “Share Pool”) is determined pursuant to a formula. Subject to the LTIP’s adjustment provisions, such formula reserves for delivery under the LTIP a number of shares of the Company’s Common Stock equal to 13% of the Company’s outstanding shares from time to time. Such formula may result in automatic increases to the Share Pool from time to time prior to the expiration of the LTIP. The LTIP provides that 12,704,894 of such shares of Common Stock are available for delivery with respect to incentive stock options. As of December 31, 2024, 16,284,491 shares of our Common Stock have been made available for issuance with respect to awards under the LTIP.

Historically we have granted primarily stock options to our Named Executive Officers. In 2021 we granted restricted stock awards to certain executive officers all of which fully vested in 2025. No equity awards were granted to our employees in 2025.

The restricted stock awards to our Named Executive Officers as shown below were granted by our Board of Directors on January 9, 2026. The closing stock price on the January 9, 2026 grant date was $4.38 per share.

Named Executive Officer	Shares Awarded	Vesting Schedule
Michael L. Hollis	550,000	183,334 shares on January 9, 2027, 183,333 shares on January 9, 2028 and 183,333 shares on January 9, 2029
Rodney L. Woodard	50,000	16,667 shares on January 9, 2027, 16,667 shares on January 9, 2028 and 16,666 shares on January 9, 2027
Steven W. Tholen	50,000	16,667 shares on January 9, 2027, 16,667 shares on January 9, 2028 and 16,666 shares on January 9, 2027
W. Ryan Hightower	50,000	16,667 shares on January 9, 2027, 16,667 shares on January 9, 2028 and 16,666 shares on January 9, 2027
Daniel Silver	50,000	16,667 shares on January 9, 2027, 16,667 shares on January 9, 2028 and 16,666 shares on January 9, 2027

We paid dividend equivalent rights through December 31, 2025 with respect to stock options granted to our Named Executive Officers generally at the same time dividends or distributions are paid to our stockholders. In March 2026, the Board suspended the payment of dividends and dividend equivalents until further notice.

Any unvested options or restricted stock awards held by our Named Executive Officers will accelerate on a Change in Control as described in more detail below under the section titled “Potential Payments Upon Termination or Change in Control.”

Policies and Practices Related to the Grant of Stock Options and Other Equity Awards

We do not, and did not in 2025, time the disclosure of material nonpublic information to affect the value of stock options or other equity compensation awards granted to our officers and employees. While we have never timed disclosure to affect the value of equity awards granted, historically, the timing of equity award grants has not occurred at the same time each year nor have equity awards been consistently granted every year. When awarded, equity is granted in the second half of the year, but grant timing has, in the past, been inconsistent primarily due to concerns about making grants at a time when we have material nonpublic information. Beginning in 2026, our Compensation Committee intends to move to a more consistent practice of granting equity awards.

Other Benefit Arrangements

We offer participation in broad-based retirement, health and welfare plans to all our employees. We currently maintain a retirement plan intended to provide benefits under section 401(k) of the Code where employees, including our Named Executive Officers, may contribute portions of their base compensation to a tax-qualified retirement account. We provide matching contributions equal to 4.0% of the first 4.0% of employees’ eligible compensation contributed to the plan. In addition, we provide minimal perquisites to our Named Executive Officers, including reimbursements for certain expenses related to cell phone usage.

Other Compensation Policies and Practices

Stock Ownership Requirements

Our Compensation Committee and our Board of Directors have adopted stock ownership guidelines for our Section 16 officers and directors. Under those guidelines, non-employee directors are expected to hold stock having a market value of at least five times their maximum annual cash payment option. The CEO is expected to hold shares of the Company’s Common Stock with a market value of at least six times his or her annual salary, Named Executive Officers at least three times their annual salary and other Section 16 officers at least two times their annual salary.

Each director and officer has five years to meet the stock ownership guidelines beginning with the first measurement date. All our directors, Named Executive Officer and Section 16 officers met their stock ownership guidelines as of December 31, 2025 with the exception of one Section 16 officer who has five years from his measurement date of November 4, 2025 to meet the requirement.

Incentive Compensation Recoupment Policy

Our Compensation Committee maintains the HighPeak Energy, Inc. Incentive-Based Compensation Recoupment Policy which provides that, in the event we are required to prepare an accounting restatement of any of our financial statements due to material noncompliance with any financial reporting requirement under U.S. securities laws, our Compensation Committee will seek to recoup all “recoverable” compensation, received on or after October 2, 2023, that is granted, earned or vested based wholly or in part upon the attainment of a financial reporting measure. “Recoverable” compensation is the amount of compensation that was granted, earned or vested during the last three completed fiscal years prior to the restatement based upon the financial reporting measure above what would have been received pursuant to the financial reporting measure had the financial statements in question been accurate. “Recoverable” compensation does not include base salaries, discretionary cash bonuses, awards (either cash or equity) that are based upon subjective, strategic, or operational standards and equity awards that vest solely on the passage of time. The policy applies to all current and former Section 16 officers, including our Named Executive Officers, and is a “no fault” policy, meaning that it may be triggered in the absence of fraud or willful misconduct by the executive.

Insider Trading Policy

We adopted an insider trading policy (“Insider Trading Policy”) governing the purchase, sale and other dispositions of the Company’s securities that applies to directors, officers and employees, and to the Company itself in the repurchase of its own securities. We believe our Insider Trading Policy and repurchase procedures are reasonably designed to promote compliance with insider trading laws, rules and regulations, and the listing standards applicable to the Company. A copy of our Insider Trading Policy was included as Exhibit 19.1 to our Annual Report on Form 10-K for the year ended December 31, 2025.

Hedging Prohibitions

Our Insider Trading Policy prohibits our directors and officers from engaging in certain transactions involving our Common Stock, including transactions in the Company’s debt securities, writing puts or calls, short sales, purchases of securities on margin, or otherwise engaging in hedging or monetization transactions.

An insider may be granted an exception to such prohibitions by the Company’s Chief Financial Officer and/or Executive Vice President (or if such insider is the Chief Financial Officer or Executive Vice President, the exception may be granted by the Chief Executive Officer). Insiders are also strictly prohibited from purchasing our Common Stock on margin unless express written approval is granted by the Audit Committee or the Board prior to purchasing such securities.  In 2022, the Board amended and restated the Company’s Insider Trading Policy to, among other things, remove the prohibition against the pledging of Company securities. In 2025, the Board amended and restated the Company’s Insider Trading Policy to, among other things, prohibit transacting in or tipping others who may transact in the securities of any other publicly traded company with which the Company does business where insiders receive Material, Non-Public Information about such other company. See “Security Ownership of Certain Beneficial Owners and Management.”

Risk Assessment of Compensation Plans

We believe that our compensation program does not encourage excessive or unnecessary risk taking. This is primarily due to the fact that our compensation programs and the compensation arrangements are designed to encourage our employees, including our Named Executive Officers, to focus on both short-term and long-term strategic goals, thereby creating an ownership culture and helping to align the interests of our employees and our stockholders. Accordingly, our compensation program is balanced between short-term and long-term incentives, as well as cash and equity-based forms of settlement.

Overall, we believe that the balance within our compensation program results in an appropriate compensation structure and that the program does not pose risks that could have a material adverse effect on our business or financial performance.

Report of the Compensation Committee

The following report of the Board on executive compensation shall not be deemed to be “soliciting material” or to be “filed” with the SEC nor shall this information be incorporated by reference into any future filing made with the SEC, whether made before or after the date hereof and irrespective of any general incorporation language in such filing.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on the reviews and discussions referred to in the foregoing sentence, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Annual Report on Form 10-K for the year ended December 31, 2025.

Keith A. Covington, Chairman
Jay M. Chernosky
Jason A. Edgeworth
Sharon F. Fulgham

2025 Summary Compensation Table

The following table summarizes the compensation awarded to, earned by or paid to our Named Executive Officers for the fiscal years ended December 31, 2025, December 31, 2024 and December 31, 2023.

Name and principal position	Year	Salary ($)	Bonus ($)	Equity Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Michael L. Hollis,
President and Chief Executive Officer	2025	$1,200,000	$1,250,000	$0	$373,992	$2,823,992
	2024	$1,200,000	$785,000	$0	$313,992	$2,298,992
	2023	$1,200,000	$650,000	$2,100,000	$181,987	$4,131,987
Rodney L. Woodard,
Chief Operating Officer	2025	$545,000	$215,000	$0	$146,960	$906,960
	2024	$525,000	$215,000	$0	$146,760	$886,760
	2023	$525,000	$190,000	$498,750	$92,150	$1,305,900
Steven W. Tholen,
Chief Financial Officer	2025	$515,000	$300,000	$0	$68,400	$883,400
W. Ryan Hightower,
Executive Vice President	2025	$500,000	$400,000	$0	$229,624	$1,129,624
Daniel Silver,
Executive Vice President	2025	$500,000	$400,000	$0	$228,424	$1,128,424
Jack Hightower,
Former Chief Executive Officer	2025	$1,700,000	$3,400,000	$0	$4,305,459	$9,405,459
	2024	$2,400,000	$1,605,000	$0	$1,269,399	$5,274,399
	2023	$2,400,000	$975,000	$5,250,000	$747,950	$8,972,950

(1)	Amounts reported in the “Equity Awards” column reflect the aggregate grant date fair value, computed in accordance with Financial Accounting Standard Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”), of stock option awards made to each Named Executive Officer during the applicable fiscal year under the LTIP. Pursuant to SEC rules, the amounts shown exclude the effect of estimated forfeitures. For additional information regarding the assumptions underlying this calculation, please see Note 9 of “Notes to Consolidated Financial Statements” in our Annual Report on Form 10-K.

(2)

Amounts reported in the “All Other Compensation” column reflect the following amounts for fiscal year 2025: (i) Company contributions to the Named Executive Officers’ 401(k) plan retirement accounts equal to $14,000 for each Named Executive Officer (ii) distributions paid in respect of dividend equivalent rights associated with vested stock options equal to $300,192 for Mr. Hollis, $132,960 for Mr. Woodard, 54,400 for Mr. Tholen, $59,624 for Mr. Ryan Hightower, $58,424 for Mr. Silver and $1,226,419 for Mr. Jack Hightower of which $284,720 was paid subsequent to his separation from the Company (iii) distributions paid on the vesting date with respect to accrued dividends on unvested restricted stock equal to $59,800 for Mr. Hollis, $156,000 for Mr. Ryan Hightower, $156,000 for Mr. Silver and $665,040 for Mr. Jack Hightower and (iv) includes $2,400,000 paid to Mr. Jack Hightower upon his separation from the Company.

Outstanding Equity Awards at 2025 Fiscal Year-End

The following table reflects information regarding outstanding equity-based stock option awards held by our Named Executive Officers as of December 31, 2025.

		Option Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date	Market Value of Shares of Stock that Have Not Vested ($)
Michael L. Hollis	08/24/2020	1,215,000	—	10.00	08/23/2030
	11/04/2021	35,000	—	14.36	11/03/2031
	05/04/2022	121,500	—	29.67	05/03/2032
	08/15/2022	104,700	—	19.98	08/14/2032
	07/19/2023	400,000		10.50	10/30/2026

Rodney L. Woodard	08/24/2020	650,000	—	10.00	08/23/2030
	11/04/2021	18,000	—	14.36	11/03/2031
	05/04/2022	63,000	—	29.67	05/03/2032
	08/15/2022	5,000	—	19.98	08/14/2032
	07/19/2023	95,000		10.50	10/30/2026

Steven W. Tholen	08/24/2020	200,000	—	10.00	08/23/2030
	11/04/2021	6,000	—	14.36	11/03/2031
	05/04/2022	44,000	—	29.67	05/03/2032
	08/15/2022	20,000	—	19.98	08/14/2032
	07/19/2023	70,000		10.50	10/30/2026

W. Ryan Hightower	08/24/2020	207,500	—	10.00	08/23/2030
	11/04/2021	6,500	—	14.36	11/03/2031
	05/04/2022	22,000	—	29.67	05/03/2032
	08/15/2022	66,650	—	19.98	08/14/2032
	07/19/2023	70,000		10.50	10/30/2026

Daniel Silver	08/24/2020	200,000	—	10.00	08/23/2030
	11/04/2021	6,500	—	14.36	11/03/2031
	05/04/2022	22,000	—	29.67	05/03/2032
	08/15/2022	66,650	—	19.98	08/14/2032
	07/19/2023	70,000		10.50	10/30/2026

Jack Hightower	08/24/2020	5,953,495	—	10.00	09/15/2026
	11/04/2021	164,500	—	14.36	09/15/2026
	07/19/2023	1,000,000		10.30	10/30/2026

(1)

The option awards reported in these columns granted to Messrs. Hollis, Woodard, Tholen, Ryan Hightower, and Silver on July 19, 2023, August 15, 2022 and May 4, 2022, respectively, were fully vested as of the date of the grant. The option awards reported in these columns granted to Messrs. Hollis, Woodard, Tholen, Ryan Hightower and Silver on November 4, 2021 and August 24, 2020, respectively, were subject to time-based vesting conditions. The options granted to Messrs. Hollis, Woodard, Tholen, Ryan Hightower and Silver on August 24, 2020 and November 4, 2021 vested as follows, subject to each executive’s continuous employment through each such vesting date: one-third on the date of grant, one-third on the first anniversary of the date of grant, and one-third on the second anniversary of the date of grant. The option awards reported in these columns granted to Mr. Jack Hightower on July 19, 2023, November 4, 2021 and August 24, 2020, respectively, were fully vested as of the date of grant. The options granted July 19, 2023 are exercisable only during the 90-day period following the earlier to occur of the Named Executive Officer’s separation from service due to death or disability, the occurrence of a change of control or August 1, 2026. The remaining options expire ten years after the date of grant, on August 14, 2032, May 3, 2032, November 3, 2031 and August 22, 2030, respectively. Mr. Jack Hightower forfeited 377,500 options granted May 4, 2022 with a strike price of $29.67 and 352,000 options granted August 15, 2022 with a strike price of $19.98 effective September 15, 2025. The treatment of the unvested option awards upon certain termination and change in control events is described below under “—Additional Narrative Disclosure—Potential Payments Upon Termination or Change in Control.”

Options Exercised and Stock Vested in the 2025 Fiscal Year

The following table provides information about vesting of restricted stock awards and exercise of stock options, if any, during 2025. The value realized from the exercise or vesting is equal to the closing price of our common stock on the date of exercise or vesting, as applicable (or, if such date is not a trading day, on the trading date immediately following such date), multiplied by the number of shares acquired upon exercise or vesting, as applicable. The value is calculated before payment of any applicable withholding or other income taxes. No stock options were exercised by our Named Executive Officers during 2025.

Name	Number of Shares Acquired upon Vesting (#)	Value Realized on Vesting ($)
Michael L. Hollis	115,000	$545,100
W. Ryan Hightower	300,000	$1,422,000
Daniel Silver	300,000	$1,422,000
Jack Hightower	1,385,500	$9,781,630

Pension Benefits and Nonqualified Deferred Compensation

We do not, and have not previously, sponsored or maintained pension or nonqualified deferred compensation arrangements.

Potential Payments Upon Termination or Change in Control

As described above, prior to September 9, 2025, we had not entered into any employment, severance, change in control or similar agreements with any of our Named Executive Officers, nor are we otherwise currently responsible for any payment upon the termination of any of our Named Executive Officers. However, during 2021, the Board approved a discretionary change in control payment for Company employees which the Board replaced with a Change in Control Plan effective as of September 9, 2025. The following discussion describes the potential payments and benefits that may become payable to our Named Executive Officers pursuant to the Change in Control Plan. However, all amounts and benefits under the Change in Control Plan are subject to the discretion of the Compensation Committee. As such, the amounts payable to our employees, including the Named Executive Officers, under the Change in Control Plan, may differ from those described below and could equal $0. Because no Named Executive Officer has a legally binding right to receive payments upon termination, no termination amounts have been quantified.

Under the Change in Control Plan, an employee of the Company, including the Named Executive Officers, may be entitled to receive a cash payment (the “Change in Control Payment”) upon the occurrence of certain events in connection with a Change in Control. For each of our Named Executive Officers, as of December 31, 2025 other than Jack Hightower who retired from the Company effective September 15, 2025, such cash payment may be as much as three times the sum of (i) the employee’s highest approved annual base salary (x) for any of the three calendar years immediately preceding the year in which such Change in Control occurs or (y) for the year in which such Change in Control occurs, for the period beginning on January 1 of such year and ending 90 days prior to the Change in Control, plus (ii) the employee’s highest cash bonus paid (x) during any of the three calendar years immediately preceding the year in which such Change in Control occurs or (y) for the year in which such Change in Control occurs, during the period beginning on January 1 of such year and ending 90 days prior to the Change in Control.

The Change in Control Payments may become payable (in accordance with the payment timing described below), at the discretion of the Compensation Committee, in the following circumstances provided that the Named Executive Officer is continuously employed from the date of the Change in Control Severance Payment’s adoption through the applicable date described below, upon the earlier of:

●

The date of the Named Executive Officer’s termination without Cause during the 90-day period on and including the date of the consummation of a Change in Control or payable in a cash lump sum payment within 30 days of the consummation of such Change in Control;

●

Within 90 days prior to the consummation of the Change in Control, the date of the Named Executive Officer’s termination due to death or Disability, payable in a cash lump sum within 30 days of the consummation of the Change in Control;

●

After the consummation of the Change in Control, the date of the Named Executive Officer’s termination without Cause or for Good Reason, payable in a cash lump sum within 30 days of such termination date;

●

After the date of the consummation of the Change in Control, (i) the date of the expiration of the term of continued employment provided by (ii) the employment agreement governing the Named Executive Officer following the Change in Control, or (iii) any agreement between the surviving entity and the Named Executive Officer with respect to the duration of the Named Executive Officer’s employment, payable in a cash lump sum payment within 30 days of the applicable date provided in clause (i), (ii) or (iii); and

●	The date that is six months following the date of the consummation of the Change in Control, payable in a cash lump sum payment within 30 days of such six-month date.

Participation in the Change in Control Severance Payment and/or the receipt of any payments thereunder may, in the discretion of the Compensation Committee, be conditioned upon the entry into restrictive covenants and a release of claims in favor of the Company and its affiliates.

If an employee, including a Named Executive Officer, becomes entitled to payments or benefits under the Change in Control Plan and such amounts are subject to the tax and related interest and penalties imposed by Section 4999 of the Code, then subject to the disqualified individual’s compliance with any restrictive covenants, the Compensation Committee may determine, in its sole discretion, to reduce the benefits for such employee or Named Executive Officer.

In addition, in accordance with the applicable award agreement, any unvested portion of the restricted stock awards held by a Named Executive Officer will immediately vest in full upon a termination of the Named Executive Officer’s employment due to Disability (as defined below) or death. Any unvested portion of the restricted stock awards will be forfeited and immediately terminated upon the occurrence of a termination of a Named Executive Officer’s employment for any other reason. If a Named Executive Officer is terminated by the Company without Cause, by the participant for Good Reason, by reason of death or Disability, or by reason of voluntary resignation, such Named Executive Officer’s vested and exercisable options may be exercised for the period of time following the termination of employment as specified in the individual award agreement for such option. If a Named Executive Officer is terminated for Cause, then the Named Executive Officer’s options will immediately terminate and cease to be exercisable. A Named Executive Officer’s outstanding, unvested options and restricted stock awards will become 100% vested upon the consummation of a Change in Control (as defined below). All of the restricted stock awards held by our Named Executive Officers became fully vested on December 31, 2025 in accordance with the terms of the awards; therefore, the value of any vesting as of December 31, 2025 would be $0.

Effective as of September 15, 2025 (the “Hightower Separation Date”), Mr. Jack Hightower’s retired and resigned from his role as Chief Executive Officer and Chairman of the Board of HighPeak. In connection with Mr. Jack Hightower’s retirement and resignation, we entered into a Separation Agreement and General Release of Claims with Mr. Jack Hightower on September 15, 2025 (the “Hightower Separation Agreement”), pursuant to which Mr. Jack Hightower released HighPeak and its affiliates from certain liabilities and agreed to certain restrictive covenants. HighPeak, in turn, confirmed that it shall release Mr. Jack Hightower from certain liabilities and provide Mr. Jack Hightower with certain payments and benefits pursuant to the terms and conditions of the Hightower Separation Agreement, as described below, which, among other things, modify the benefits provided under Mr. Jack Hightower’s outstanding equity awards, namely, his outstanding stock option grant notices and agreements, dated August 24, 2020, November 4, 2021, May 4, 2022, and August 15, 2022, respectively (the “Hightower Stock Option Agreements”), and his certain restricted stock agreement and the amendment thereto, dated November 4, 2023 and October 31, 2024, respectively (the “Hightower Restricted Stock Agreement”).

The Hightower Separation Agreement provides for the following:

●	Mr. Jack Hightower’s 1,385,500 unvested shares outstanding under the Hightower Restricted Stock Agreement vested in full as of the Separation Date.
●

The period in which Mr. Hightower may exercise the stock options pursuant to the 2020 and 2021 Hightower Stock Option Agreements were extended and such stock options will remain exercisable by Mr. Jack Hightower until the date that is twelve (12) months following the Hightower Separation Date. Mr. Jack Hightower shall forfeit the right to exercise the outstanding stock options granted pursuant to the 2022 Hightower Stock Option Agreements as of the Hightower Separation Date.

●	Mr. Jack Hightower received a cash separation payment in the amount of $2,400,000.
●	We registered Mr. Jack Hightower’s 1,532,477 founder’s shares.

For purposes of the options and the restricted stock awards and the Change in Control Payments, the following terms are generally defined as described below.

“Cause” generally means, unless otherwise defined in an applicable agreement between the Company and the applicable Named Executive Officer (i) the Named Executive Officer’s material breach of any written agreement with the Company or its affiliate; (ii) the Named Executive Officer’s material breach of any law applicable to the workplace or employment relationship, or the Named Executive Officer’s material breach of any material policy or code of conduct established by the Company or its affiliate applicable to the Named Executive Officer, including the Company’s policies on discrimination, harassment and sexual harassment; (iii) the Named Executive Officer’s gross negligence, willful misconduct, breach of fiduciary duty, fraud, theft or embezzlement on the part of the Named Executive Officer; (iv) the commission by the Named Executive Officer of, or conviction or indictment of the Named Executive Officer for, or plea of nolo contendere by the Named Executive Officer to, any felony (or state law equivalent) or any crime involving moral turpitude; or (v) the Named Executive Officer’s willful failure or refusal, other than due to Disability (as defined below) to perform the Named Executive Officer’s obligations or to follow any lawful directive from the Company, as determined by the Company; provided, however, that if the Named Executive Officer’s action or omissions as set forth in clause (v) are of such a nature that the Company determines that they are curable by the Named Executive Officer, such actions or omission must remain uncured 30 days after the Company provides the Named Executive Officer written notice of the obligation to cure such actions or omissions.

“Change in Control” means the occurrence of any of the following events: (i) the acquisition by any individual, entity or group of beneficial ownership of 50% or more of either (x) the then-outstanding shares of common stock or (y) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (other than any acquisition directly from the Company, or by the Company or its subsidiaries, or any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company); (ii) the individuals constituting the Board of Directors cease, subject to certain exceptions, for any reason (other than death or Disability) to constitute at least a majority of the Board of Directors; (iii) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or an acquisition of assets of another entity, in each case, unless, following such transaction, (A) the outstanding stock and voting securities immediately prior to such transaction represent or are converted into or exchanged for securities which represent or are convertible into more than 50% of, respectively, the then-outstanding shares of common stock or common equity interests and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors or other governing body, as the case may be, of the entity resulting from such transaction (including an entity which as a result of such transaction owns the Company, or all or substantially all of the Company’s assets either directly or through one or more subsidiaries), (B) no individual, entity or group, excluding the Company, its subsidiaries and any employee benefit plan (or related trust) sponsored or maintained by the Company or the entity resulting from such transaction (or any entity controlled by either the Company or the entity resulting from such transaction), beneficially owns, directly or indirectly, 50% or more of, respectively, of the then-outstanding shares of common stock or common equity interests of the entity resulting from such transaction or the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors or other governing body of such entity except to the extent that such ownership results solely from direct or indirect ownership of the Company that existed prior to such transaction, and (C) at least a majority of the members of the Board or similar governing body of the entity resulting from such transaction were directors at the time of the execution of the initial agreement, or of the action of the Board, providing for such transaction; (iv) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company; or (v) if any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) having beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of less than 30% as of the HighPeak business combination acquires the ability to appoint a majority of the Board.

“Disability” generally means the Named Executive Officer is unable to perform the essential functions of the Named Executive Officer’s position (after accounting for reasonable accommodation, if applicable and required by applicable law), due to physical or mental impairment or other incapacity that continues, or can reasonably be expected to continue, for a period in excess of 120 consecutive days or 180 days, whether or not consecutive (or for any longer period as may be required by applicable law), in any 12-month period.

“Good Reason” generally means, unless otherwise defined in an applicable agreement between the Company and the applicable Named Executive Officer (i) a material diminution in the Named Executive Officer’s base salary; (ii) a material breach by the Company of any of its obligations under the applicable agreement; or (iii) the relocation of the geographic location of the Named Executive Officer’s principal place of employment by more than 50 miles from the location of the Named Executive Officer’s principal place of employment as of the effective date of the applicable agreement. Notwithstanding the foregoing, any assertion by the Named Executive Officer of a termination for Good Reason shall not be effective unless all of the following conditions are satisfied: (A) the condition described in foregoing clauses (i), (ii) or (iii) giving rise to the Named Executive Officer’s termination of employment must have arisen without the Named Executive Officer’s consent; (B) the Named Executive Officer must provide written notice to the Company of the existence of such condition(s) within 30 days after the initial occurrence of such condition(s); (C) the condition(s) specified in such notice must remain uncorrected for 30 days following the Company’s receipt of such written notice; and (D) the date of the termination of the Named Executive Officer’s employment must occur within 90 days after the initial occurrence of the condition(s) specified in such notice. Further, under the Change in Control Severance Payments, a material reduction by the surviving entity in a Change in Control of the total compensation and benefits to which the Named Executive Officer is entitled following the occurrence of a Change in Control is included as an additional prong of the definition of Good Reason.

Item 402(v) Pay Versus Performance Disclosure

The disclosure included in this section is prescribed by SEC rules and does not necessarily align with how HighPeak or our Compensation Committee views the link between our performance and Named Executive Officer pay. For additional information about our pay-for-performance philosophy and how we align executive compensation with our performance, refer to the Compensation Discussion and Analysis beginning on page 13.

Required Tabular Disclosure of Pay Versus Performance

The following table reports the compensation of our principal executive officer (“PEO”) and the average compensation of the other named executive officers (“NEO”) as disclosed in the Summary Compensation Table (“SCT”) for the past three fiscal years, as well as their “compensation actually paid,” as defined and calculated pursuant to Item 402(v) of Regulation S-K, and certain performance measures required by the rules. The table also provides information on our cumulative total shareholder return (“TSR”), the cumulative TSR of our peer group, net income (loss), and LOE/BOE. Use of the term “compensation actually paid” (“CAP”) is required by the SEC’s rules and as a result of the calculation methodology required by the SEC, such amounts differ from compensation actually received by the individuals and the compensation decisions described in the “Compensation Discussion and Analysis” section above.

Year	Summary Compensation Table Total for PEO 1(1)	Compensation Actually Paid to PEO 1(1)	Summary Compensation Table Total for PEO 2(1)	Compensation Actually Paid to PEO 2(1)	Average Summary Compensation Table Total for Non-PEO NEOs(1)	Average Compensation Actually Paid to Non- PEO NEOs(1)	Value of Initial Fixed $100 Investment Based On:		Net Income ($M)	LOE/BOE
							TSR	Peer Group TSR(2)
(a)	(b)	(c)			(d)	(e)	(f)	(g)	(h)	(i)
2025	$9,405,459	$(4,394,121)	$2,823,992	$1,678,592	$1,012,102	$(481,898)	$21.44	$98.89	$18,963	$6.78
2024	$5,274,399	$5,911,729			$1,592,876	$1,619,326	$65.29	$112.28	$95,069	$6.76
2023	$8,972,590	$(8,233,915)			$2,718,944	$776,004	$62.80	$103.61	$215,866	$8.04

1)	The principal executive officer (“PEO”) and the non-PEO NEOs for each year are as follows:
a.	PEO 1:
i.	2025: Mr. Jack Hightower until his separation from the Company on September 15, 2025.
ii.	2024: Mr. Jack Hightower.
iii.	2023: Mr. Jack Hightower.

b.	PEO 2:
i.	2025: Mr. Michael L. Hollis served as the Principal Executive Officer beginning September 15, 2025.
c.	Non-PEO NEOs:
i.	2025: Messrs. Woodard, Tholen, Ryan Hightower and Silver.
ii.	2024: Messrs. Hollis and Woodard.
iii.	2023: Messrs. Hollis and Woodard.

2)

 The peer group includes the following companies: BKV Corporation, Civitas Resources, Inc., Comstock Resources, Granite Ridge Resources, Inc., Gulfport Energy Corporation, Mach Natural Resources LP, Magnolia Oil & Gas Corporation, Matador Resources Company, Riley Exploration Permian, Inc., Ring Energy, Inc., SM Energy Company and Vital Energy, Inc. through December 15, 2025 at which time it was acquired by Crescent Energy Company.

Narrative Disclosure to Pay Versus Performance Table

PEO 1 SCT Total to CAP Reconciliation:

Year	SCT Total	Minus Equity Awards Granted During the Year	Plus/Minus Change in Fair Value of Unvested Equity Awards Granted in Prior Year(1)(2)	Minus Change in Fair Value of Equity Awards Granted in Prior Years Which Vested During the Year(1)(2)	Plus dividends or Other Earnings Paid on Equity Awards Granted in Prior Years(3)	CAP
2025	9,405,459	n/a	n/a	(13,799,580)	n/a	(4,394,121)
2024	5,274,399	n/a	637,330	n/a	n/a	5,911,729
2023	8,972,950	(5,250,000)	(11,956,865)	n/a	n/a	(8,233,915)

PEO 2 SCT Total to CAP Reconciliation:

Year	SCT Total	Minus Equity Awards Granted During the Year	Plus/Minus Change in Fair Value of Unvested Equity Awards Granted in Prior Year(1)(2)	Minus Change in Fair Value of Equity Awards Granted in Prior Years Which Vested During the Year(1)(2)	Plus dividends or Other Earnings Paid on Equity Awards Granted in Prior Years(3)	CAP
2025	2,823,992	0	n/a	(1,145,400)	n/a	1,678,592

Average Non-PEO SCT Total to CAP Reconciliation:

Year	SCT Total	Minus Equity Awards Granted During the Year	Plus/Minus Change in Fair Value of Unvested Equity Awards Granted in Prior Year(1)(2	Minus Change in Fair Value of Equity Awards Granted in Prior Years Which Vested During the Year(1)(2)	Plus Dividends or Other Earnings Paid on Equity Awards Granted in Prior Years(3)	CAP
2025	1,012,102	0	n/a	(1,494,000)	n/a	(481,898)
2024	1,592,876	n/a	26,450	n/a	n/a	1,619,326
2023	2,718,944	(1,299,375)	(496,225)	n/a	n/a	776,004

(1)

This column reflects the aggregate grant date fair value of equity-based awards granted each year as reported in the Stock Awards column of the SCT for the applicable year, calculated in accordance with FASB ASC Topic 718. We do not sponsor or maintain any defined benefit pension plans, and therefore, no deduction was made related to pension value.

(2)	This column reflects the value of equity-based awards calculated in accordance with Item 402(v) of Regulation S-K as required pursuant to SEC rules as reflected below.
(3)	Dividends or Other Earnings Paid on Equity Awards Granted in Prior Years are included in the SCT column.

Equity Award Adjustments for PEO 1	2025	2024	2023
Less Equity Awards Reported in the Summary Compensation Table	0	0	(5,250,000)

Plus fair value at year-end of equity awards granted during the year that remain unvested as of year-end	0	0	0

Fair value at vesting date of awards granted during the year and vested in the same year	0	0	0

Change in fair value of equity awards granted in prior years that were unvested during the year		637,330	(11,956,865)

Change in fair value of equity awards granted in prior years that vested during the year	(13,799,580)	0	0

Equity awards granted in prior years that were forfeited during the year (2)	0	0	0

Dividends or other earnings paid on equity awards during the year	Included in Other Compensation above	Included in Other Compensation above	Included in Other Compensation above

Total Equity Award Related Adjustments	(13,799,580)	637,330	(17,206,865)

Equity Award Adjustments for PEO 2	2025	2024	2023
Less Equity Awards Reported in the Summary Compensation Table	0	0	0

Plus fair value at year-end of equity awards granted during the year that remain unvested as of year-end	0	0	0

Fair value at vesting date of awards granted during the year and vested in the same year	0	0	0

Change in fair value of equity awards granted in prior years that were unvested during the year

Change in fair value of equity awards granted in prior years that vested during the year	(1,145,400)	0	0

Equity awards granted in prior years that were forfeited during the year	0	0	0

Dividends or other earnings paid on equity awards during the year	Included in Other Compensation above	Included in Other Compensation above	Included in Other Compensation above

Total Equity Award Related Adjustments	(1,145,400)

Equity Award Adjustments for other NEOs	2025	2024	2023
Less Equity Awards Reported in the Summary Compensation Table
Michael Hollis	n/a	0	(2,100,000)
Rodney Woodard	0	0	(498,750)
Steven Tholen	0
Ryan Hightower	0
Daniel Silver	0
Total Non-PEO annual summary comp	0	0	(2,598,750)
Average Non-PEO summary comp	0	0	(1,299,375)

Plus fair value at year-end of equity awards granted during the year that remain unvested as of year-end
Michael Hollis	n/a	0	0
Rodney Woodard	0	0	0
Steven Tholen	0
Ryan Hightower	0
Daniel Silver	0
Total Non-PEO annual summary comp	0	0	0
Average Non-PEO summary comp	0	0	0

Fair value at vesting date of awards granted during the year and vested in the same year
Michael Hollis	n/a	0	0
Rodney Woodard	0	0	0
Steven Tholen	0
Ryan Hightower	0
Daniel Silver	0
Total Non-PEO annual summary comp	0	0	0
Average Non-PEO summary comp	0	0	0

Change in fair value of equity awards granted in prior years that were unvested during the year
Michael Hollis	n/a	52,900	(992,450)
Rodney Woodard	0	0	0
Steven Tholen	0
Ryan Hightower	0
Daniel Silver	0
Total Non-PEO annual summary comp	0	52,900	(992,450)
Average Non-PEO summary comp	0	26,450	(496,225)

Change in fair value of equity awards granted in prior years that vested during the year
Michael Hollis	n/a	0	(194,600)
Rodney Woodard	0	0	(100,080)
Steven Tholen	0
Ryan Hightower	(2,988,000)
Daniel Silver	(2,988,000)
Total Non-PEO annual summary comp	(5,976,000)	0	(294,680)
Average Non-PEO summary comp	(1,494,000)	0	(147,340)

Equity awards granted in prior years that were forfeited during the year
Michael Hollis	n/a	0	0
Rodney Woodard	0	0	0
Steven Tholen	0
Ryan Hightower	0
Daniel Silver	0
Total Non-PEO annual summary comp	0	0	0
Average Non-PEO summary comp	0	0	0

Dividends or other earnings paid on equity awards during the year	Included in Other Compensation above	Included in Other Compensation above	Included in Other Compensation above

Total Equity Award Related Adjustments
Michael Hollis	n/a	52,900	(3,287,050)
Rodney Woodard	0	0	(598,830)
Steven Tholen	0
Ryan Hightower	(2,988,000)
Daniel Silver	(2,988,000)
Total Non-PEO annual summary comp	(5,976,000)	52,900	(3,885,880)
Average Non-PEO summary comp	(1,494,000)	26,450	(1,942,940)

Compensation Actually Paid and Company Cumulative TSR; Comparison of Company Cumulative TSR and Peer Group Cumulative TSR

As stated below under “Disclosure of the Most Important Performance Measures for Fiscal Year 2025,” relative total stockholder return is one of the performance measures the Committee used to determine compensation paid in January 2026.

Compensation Actually Paid and Company Net Income

SEC rules require the comparison of compensation actually paid to net income. Due to the impacts of recorded mark-to-mark changes of derivative instruments on our financial results, we do not believe that reported net income is necessarily reflective of our financial performance in any given period. In addition, the Company does not use net income to determine compensation or incentive awards.

Compensation Actually Paid and Company LOE/BOE

Disclosure of the Most Important Performance Measures for Fiscal Year 2025

In evaluating and determining the annual bonus for the Named Executive Officers paid in January 2026, the Committee reviewed and discussed the following financial and operating metrics.

Lease operating expenses per net BOE produced (“LOE/BOE”)
Total shareholder return
Drilling, completion, equip and facility costs per lateral foot
Earnings Before Interest, Taxes, Depreciation, Amortization and Exploration Expense (“EBITDAX”)
Cash costs per net BOE produced

DIRECTOR COMPENSATION

The following table summarizes the compensation awarded or paid to the non-employee members of our Board for the fiscal year ending December 31, 2025. The compensation paid to our employee directors during fiscal year 2025 is reflected in the Summary Compensation Table under the section entitled “Executive Compensation.”

	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)	Total ($)
Jay M. Chernosky	—	150,008	—	150,008

Keith A. Covington	—	150,008	—	150,008

Jason A. Edgeworth	—	150,008		150,008

Sharon F. Fulgham	25,000	125,001	—	150,001

Larry C. Oldham	25,000	132,505	—	157,505

(1)

Amounts reported in the “Fees Earned or Paid in Cash” column reflect the value of awards that the directors elected to receive in cash, as described in more detail below in the narrative following this table.

(2)

Amounts reported in the “Stock Awards” column reflects the aggregate grant date fair value, computed in accordance with FASB ASC Topic 718, of awards of restricted stock awards granted to each director during fiscal year 2025. Pursuant to SEC rules, the amounts shown exclude the effect of estimated forfeitures. The grant date fair value of each restricted stock award was based on a per share price of $10.92, which is the closing price of our Common Stock on June 3, 2025, the grant date of the awards. For additional information regarding the assumptions underlying this calculation please see Note 9 of “Notes to Consolidated Financial Statements” in our Annual Report on Form 10-K. Other than the restricted stock awards granted during fiscal year 2025, the non-employee directors do not hold outstanding stock or option awards. The aggregate number of shares subject to unvested restricted stock awards held by each director as of December 31, 2025 was (i) 13,737 for Mr. Chernosky, (ii) 13,737 for Mr. Covington, (iii) 13,737 for Mr. Edgeworth, (iv) 11,447 for Ms. Fulgham and (v) 12,134 for Mr. Oldham.

Our Board of Directors adopted a comprehensive director compensation program to attract and retain qualified non-employee directors who are critical to the future value, growth and governance of our Company. The compensation package for our non-employee directors requires a significant portion of the total compensation package to be equity-based to align the interest of our directors with our stockholders. Under the director compensation program, our non-employee directors are entitled to the following compensation:

●	No annual cash retainer;

●

For the year ended December 31, 2025, restricted stock awards pursuant to the LTIP with a value of approximately $150,000, determined based on the closing price of our Common Stock of $10.92 per share on June 3, 2025 which is the date the restricted stock awards were granted to the non-employee directors. Subject to each director’s continuous service through the date of the Company’s next annual meeting, the restricted stock awards vest in full on the date of the next annual meeting which is expected to be June 2, 2026; and

●

For the year ended December 31, 2025, to the Chairman of the Audit Committee of the Board (and, when applicable, the Lead Director through September 19, 2025 at which time the Board eliminated the Lead Director position), an additional restricted stock award pursuant to the LTIP with a value of approximately $7,500 (or at such director’s election, a cash payment), determined based on the closing price of our Common Stock of $10.92 per share on June 3, 2025 which is the date the additional restricted Stock Award was granted to Mr. Oldham. Subject to Mr. Oldham’s continuous service through the date of the Company’s next annual meeting, the additional restricted stock award vests in full on the date of the next annual meeting which is expected to be June 2, 2026.

Each director may elect, prior to the grant of any award pursuant to procedures established by the Company, to receive up to $25,000 of such award in a single lump sum cash payment payable within 30 days following the date of the meeting of the Board in which director equity awards are granted.

Each director is entitled to be reimbursed for: (i) travel and miscellaneous expenses to attend meetings and activities of the Board or any of its committees; (ii) travel and miscellaneous expenses related to such director’s participation in general education and orientation program for directors; and (iii) travel and miscellaneous expenses for each director’s spouse who accompanies a director to attend meetings and activities of the Board or any of its committees. Each director is also fully indemnified by us for actions associated with serving as a director to the fullest extent permitted under Delaware law.

EQUITY COMPENSATION PLAN INFORMATION

Our only equity compensation plan is the LTIP. The LTIP was approved by our stockholders at the annual meeting of our stockholders held on June 1, 2022. For further discussion of the awards granted under the LTIP, please see Note 9 of “Notes to Consolidated Financial Statements” in our Annual Report on Form 10-K.

The following table presents information about our Common Stock that may be issued under the LTIP as of December 31, 2025.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (A)(1)	Weighted- average exercise price of outstanding options, warrants and rights (B)(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in Column (A)) (C)(3)
Equity compensation plans approved by security holders	12,769,686	$11.19	1,150,196
Equity compensation plans not approved by security holders	—	$—	—
Total	12,769,686	$11.19	1,150,196

(1)

The amount in the “Number of securities to be issued upon the exercise of outstanding options, warrants and rights” column reflects the number of shares of Common Stock to be issued upon exercise of 12,704,894 Options and the number of shares of Common Stock subject to 64,792 unvested restricted stock awards.

(2)

The weighted-average exercise price includes shares of Common Stock subject to unvested restricted stock awards, which do not have an associated exercise price. Calculated without regard to the shares of Common Stock subject to unvested restricted stock awards, the weighted-average exercise price is $11.19.

(3)

The amount in the “Number of securities remaining available for future issuance under the equity compensation plans (excluding securities reflected in Column (A))” column reflects the number of securities remaining available for issuance under the LTIP as of December 31, 2025. The LTIP contains a formula for calculating the number of securities available for issuance under the LTIP. Pursuant to such formula, the total number of shares of Common Stock reserved for issuance under the LTIP is equal to 13% of the shares of Common Stock outstanding from time to time.

CORPORATE GOVERNANCE

Board Leadership Structure

Mr. Edgeworth serves as the Company’s Chairman of the Board. Mr. Hollis serves as the Company’s President and CEO. HighPeak Energy Partners, LP and HighPeak Energy Partners II, LP (collectively, the “HighPeak Funds”) control approximately 63% of the outstanding voting power in the Company. The HighPeak Funds are managed by a three-member committee composed of Messrs. Hollis, Silver and W. Ryan Hightower. Each member has one vote, and the approval of a majority of the members is required to approve an action of the HighPeak Funds. Prior to his departure, Jack Hightower served as Chairman and CEO of the Company. When the position of Chairman is not held by an independent director, the Board determined that a Lead Director should be appointed. Mr. Larry Oldham served as the Lead Director presiding over executive sessions of the Board of Directors through September 19, 2025, at which point the roles of Chairman and CEO were separated. The Board believes its leadership governance structure is enhanced by the separation of the CEO role and the role of Chairman of the Board.

Identification of Director Candidates

It is the responsibility of the Board of Directors, with the assistance of the Nominating & Governance Committee, to identify, evaluate and recommend nominees for election at the annual meeting of stockholders, as well as to fill vacancies or additions on the Board of Directors that may occur between annual meetings. The Board of Directors endeavors to recommend only director candidates who possess the highest personal values and integrity; who have experience and have exhibited achievements in one or more of the key professional, business, financial, legal and other challenges that face a U.S. independent oil and gas company; who exhibit sound judgment, intelligence, personal character and the ability to make independent analytical inquiries; who demonstrate a willingness to devote adequate time to Board of Director duties; and who are likely to be able to serve on the Board of Directors for a sustained period.

While the Board of Directors does not have a formal policy on diversity, it endeavors to achieve a wide range of experiences, skills, attributes and viewpoints among our directors.  The Board of Directors believes it has achieved balance through the representation on the Board of Directors of members having experience in the oil and gas and oilfield services industries, accounting and investment analysis, and legal and corporate governance, among other areas. The Board of Directors does not discriminate based upon race, gender identity or expression, religion, sex, national origin, age, disability, citizenship, sexual orientation, or any other legally protected status.

In identifying potential director candidates, the Board of Directors solicits recommendations from existing directors and senior management, to be considered by the Board of Directors along with any recommendations that have been received from stockholders in accordance with the procedures outlined in the Company’s Amended and Restated Bylaws and Second Amended and Restated Certificate of Incorporation. The Board of Directors will treat recommendations for directors that are received from the Company’s stockholders equally with recommendations received from any other source. Such stockholder recommendations shall be made pursuant to timely notice in writing to c/o Chief Financial Officer, HighPeak Energy, Inc., 421 W. 3rd Street, Suite 1000, Fort Worth, Texas 76102. The Board of Directors may also, in its discretion, retain, and pay fees to, a search firm to provide additional candidates.

Communications with the Board of Directors

Stockholders or other interested parties can contact any director, any committee of the Board or our independent directors as a group, by writing to them c/o Chief Financial Officer, HighPeak Energy, Inc., 421 W. 3rd Street, Suite 1000, Fort Worth, Texas 76102. Comments or complaints relating to the Company’s accounting, internal accounting controls or auditing matters will be referred to members of the Audit Committee. All such communications will be forwarded to the appropriate member(s) of the Board.

Director Independence

The Company’s standards for determining director independence in accordance with applicable Nasdaq Marketplace Rules require the assessment of directors’ independence each year. A director cannot be considered independent unless the Board of Directors affirmatively determines that he or she does not have any relationship with management or the Company that may interfere with the exercise of his or her independent judgment, considering a number of factors including the nature of any personal friendships or relationships among directors and members of management, including any of the relationships that would disqualify the director from being independent under the Nasdaq Marketplace Rules.

The Board of Directors has assessed the independence of each non-employee director under the Company’s guidelines and the independence standards of the Nasdaq. The Board of Directors affirmatively determined that each of Messrs. Chernosky, Covington, Edgeworth and Oldham and Ms. Fulgham are independent.

In connection with its assessment of the independence of each non-employee director, the Board of Directors also determined that each of Messrs. Chernosky, Covington and Oldham are independent as defined in Section 10A of the Exchange Act and under the standards set forth by the Nasdaq applicable to members of the Audit Committee.

At each meeting of the Board, the five independent directors are provided with an opportunity to meet in executive sessions to identify and evaluate issues facing the Company, engaging in a frank and candid dialogue without management being present.

Oversight of Risk Management

The Board of Directors oversees the Company’s assessment of major risks that the Company faces in the short-, intermediate- and long-term timeframe at least annually, and the measures taken to manage such risks. For example, the Board of Directors:

●	oversees the long-term strategic plans of the Company and assesses risks that could cause the Company to fail to achieve such plans and efforts to mitigate such risks;

●	oversees and assesses applicable ESG risks and related mitigation efforts;

●	reviews management’s capital spending plans, approves the Company’s capital budget and requires that management present for Board review significant departures from those plans;

●	oversees management of the Company’s indirect exposure to commodity price fluctuations through regular review with executive management;

●	monitors the Company’s liquidity profile and its compliance with the financial covenants contained in its borrowing arrangements; and

●

has established specific dollar limits on the commitment authority of members of senior management for certain transactions and requires Board approval of expenditures exceeding that authority and of other material contracts and transactions.

The Company’s Audit Committee is responsible for overseeing the Company’s assessment and management of financial reporting and internal control risks, as well as other financial risks, such as the credit risks associated with counterparty exposure.

The Audit Committee is responsible for discussing with management the Company’s significant financial risk exposures and the actions management has taken to monitor and control such exposures. Management and the Company’s independent registered public accounting firm report regularly to the Audit Committee on those subjects. The Audit Committee oversees cybersecurity risks and receives briefings from time-to-time from senior leadership on cybersecurity and information security as requested.

The Company’s Compensation Committee is responsible for overseeing the assessment of risks related to the Company’s overall compensation programs and policies for employees.

The Company’s Nominating & Governance Committee is responsible for overseeing the Company’s policies and programs related to corporate governance and the annual performance evaluation of the Board, its committees and of management, and for advising and making recommendations to the Board regarding director nominations, director independence, Board and Committee structure and succession planning.

The Company’s ESG Committee is responsible for overseeing the Company’s policies and performance related to its environmental, social and corporate responsibilities and the preparation of the Company’s annual sustainability report.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to the Company regarding ownership of shares of voting securities of the Company, which consists of our Common Stock and warrants, as of the Record Date by:

●	each person who is known by the Company to own beneficially more than 5% of the outstanding shares of the Company’s Common Stock;

●	each of the Company’s current Named Executive Officers and directors (including nominees); and

●	all current Executive Officers and directors of the Company, as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security or has the right to acquire such securities within sixty (60) days, including options and warrants that are currently exercisable or exercisable within sixty (60) days.

The beneficial ownership of voting securities of the Company is based on 126,358,104 shares of our Common Stock, issued and outstanding as of the Record Date.

Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them. Unless otherwise indicated, the address of each person named in the table below is 421 W. 3rd Street, Suite 1000, Fort Worth, Texas 76102.

	Shares Beneficially Owned
	Number	Percent
Directors and Named Executive Officers:
Michael L. Hollis (1)(2)(3)	3,858,232	3. 1%
Steven W. Tholen (4)(5)(6)	433,764	*
Rodney L. Woodard (4)(7)(8)	1,048,138	*
W. Ryan Hightower (4)(9)(10)	750,038	*
Daniel Silver (4)(11)(12)	677,638	*
Jay M. Chernosky (13)	60,957	*
Keith A. Covington (13)	64,771	*
Jason A. Edgeworth (13)	41,743	*
Sharon F. Fulgham (14)	65,487	*
Larry C. Oldham (15)(16)	92,270	*

5% Stockholders:
HighPeak Energy Partners, LP (17)	42,965,983	34.0%
HighPeak Energy Partners II, LP (18)	36,740,593	29.1%
The John Paul DeJoria Family Trust (19)	14,940,652	11.8%
Jack Hightower (20)(21)	13,084,131	10.4%
All Directors and Named Executive Officers of the Company as a Group (10 Individuals)	7,096,038	5.6%

*	Less than one percent.

(1)	Includes 550,000 shares of restricted Common Stock of which one-third vests on the earlier of each anniversary of the grant date beginning January 9, 2027 or a change in control of the Company.

(2)

Includes 3,720 shares of Common Stock beneficially owned by family members of Mr. Hollis. Mr. Hollis disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(3)	Includes 1,876,200 shares of Common Stock issuable upon the exercise of stock options that have been vested as of the date hereof.

(4)	Includes 50,000 shares of restricted Common Stock of which one-third vests on the earlier of each anniversary of the grant date beginning January 9, 2027 or a change in control of the Company.

(5)	Includes 340,000 shares of Common Stock issuable upon the exercise of stock options that have been vested as of the date hereof.

(6)

Includes 10,009 shares of Common Stock held through a personal investment vehicle. Mr. Tholen disclaims beneficial ownership of such shares held indirectly except to the extent of his pecuniary interest therein.

(7)

Includes 13,000 shares of Common Stock held through a personal investment vehicle. Mr. Woodard disclaims beneficial ownership of such shares held indirectly except to the extent of his pecuniary interest therein.

(8)	Includes 831,000 shares of Common Stock issuable upon the exercise of stock options that have been vested as of the date hereof.

(9)

Includes 4,720 shares of Common Stock beneficially owned by a family member of Mr. Hightower. Mr. Hightower disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(10)	Includes 372,650 shares of Common Stock issuable upon the exercise of stock options that have been vested as of the date hereof.

(11)

Includes 4,720 shares of Common Stock beneficially owned by family members of Mr. Silver. Mr. Silver disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(12)	Includes 365,150 shares of Common Stock issuable upon the exercise of stock options that have been vested as of the date hereof.

(13)	Includes 13,737 shares of restricted Common Stock which vests on the earlier of the date of the 2026 HighPeak Energy Annual Meeting of Stockholders or a change in control of the Company.

(14)	Includes 11,447 shares of restricted Common Stock which vests on the earlier of the date of 2026 HighPeak Energy Annual Meeting of Stockholders or a change in control of the Company.

(15)	Includes 12,134 shares of restricted Common Stock which vests on the earlier of the date of 2026 HighPeak Energy Annual Meeting of Stockholders or a change in control of the Company.

(16)

Includes 28,500 shares of Common Stock held through a personal investment vehicle. Mr. Oldham disclaims beneficial ownership of such shares held indirectly except to the extent of his pecuniary interest therein.

(17)

Includes 39,642,461 shares owned by HighPeak Energy, LP (“HighPeak I”) and 3,323,522 shares owned by Sponsor, both of which are wholly owned subsidiaries of HighPeak Energy Partners, LP (“HPEP I”). The general partner of HighPeak I is HighPeak Energy GP, LLC, which is a wholly owned subsidiary of HPEP I. The general partner of HPEP I is HighPeak Energy Partners GP, LP, whose general partner is HighPeak GP, LLC (“HP GP I”). HighPeak I is managed by a three-member committee composed of Messrs. Hollis, Silver and W. Ryan Hightower. Each member has one vote, and the approval of a majority of the members is required to approve an action of the Filing Parties. Under the so-called "rule of three," if voting and dispositive decisions regarding an entity's securities are made by three or more individuals, and a voting and dispositive decision requires the approval of a majority of those individuals, then none of the individuals is deemed a beneficial owner of the entity's securities.

(18)

The general partner of HighPeak Energy II, LP (“HighPeak II”) is HighPeak Energy GP II, LLC, which is a wholly owned subsidiary of HighPeak Energy Partners II, LP (“HPEP II”). The general partner of HPEP II is HighPeak Energy Partners GP II, LP, whose general partner is HighPeak GP II, LLC (“HP GP II”). HighPeakP II is managed by a three-member committee composed of Messrs. Hollis, Silver and W. Ryan Hightower. Each member has one vote, and the approval of a majority of the members is required to approve an action of the Filing Parties. Under the so-called "rule of three," if voting and dispositive decisions regarding an entity's securities are made by three or more individuals, and a voting and dispositive decision requires the approval of a majority of those individuals, then none of the individuals is deemed a beneficial owner of the entity's securities.

(19)

Represents 13,352,172 shares of Common Stock and 1,588,480 shares of Common Stock that are distributable from the Sponsor, a wholly owned subsidiary of HPEP I, upon request from The John Paul DeJoria Family Trust. The address of the John Paul DeJoria Family Trust is 109 West 7th Street, Suite 200, Georgetown, Texas 78626.

(20)

Includes (i) 2,336 shares of Common Stock beneficially owned by Mr. Hightower’s family member. Mr. Hightower disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(21)	Includes 7,117,995 shares of Common Stock issuable upon the exercise of stock options that have been vested as of the date hereof.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires our directors, certain of our officers and beneficial owners of more than 10% of a registered class of our equity securities to file with the SEC reports on Forms 3, 4 and 5 concerning their ownership of and transactions in the Common Stock and other equity securities of the Company, generally within two business days of a reportable transaction. Based solely on our review of Section 16 reports filed electronically with the SEC and written representations furnished to us, we believe that all Section 16(a) filing requirements applicable to our directors, officers and beneficial owners were satisfied, except that, due to inadvertent oversights, Mr. John Paul DeJoria had one delinquent filing on Form 4 reporting a transaction that took place on May 28, 2025 and Mr. Silver had one delinquent filing on Form 3 relating to his appointment to the Board of Directors.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Compensation arrangements with our Named Executive Officers and directors are described elsewhere in this Proxy Statement.

See “Security Ownership of Certain Beneficial Owners and Management” for information regarding the ownership of our securities by our control persons.

We have adopted a written related party transaction policy (the “RPT Policy”), which covers transactions in excess of $120,000 between the Company and our directors, director nominees, senior officers, greater than 5% stockholders and persons related to such stockholders, including immediate family members and entities they control. The RPT Policy requires that any such transaction be considered and approved by our Board. In reviewing such transactions, the RPT Policy requires the Board to consider all material facts, including but not limited to whether the Interested Transaction (as defined in the RPT Policy) is on terms no less favorable than terms generally available to unaffiliated third-parties under same or similar circumstances, the extent of the Related Person’s (as defined the RPT Policy) interest in the transaction and whether the Interested Transaction is material to the Company.

Stockholders’ Agreement

On August 21, 2021, Pure’s Sponsor, HighPeak I, HighPeak II, HighPeak III and Mr. Hightower (collectively, with each of their respective affiliates and permitted transferees, the “Principal Stockholder Group”), on the one hand, and the Company, on the other hand, entered into the Stockholders’ Agreement, which governs certain rights and obligations following the closing of the HighPeak business combination (the “Stockholders’ Agreement”).

Under the Stockholders’ Agreement, the Principal Stockholder Group are entitled, based on its percentage ownership of the total amount of Common Stock issued and outstanding immediately following the closing of the HighPeak business combination (the “Original Shares”) and provided that the Original Shares constitute not less than the percentage of the then outstanding total voting securities of the Company set forth below, to nominate a number of directors for appointment to the Board as follows:

●

for so long as (i) the Principal Stockholder Group beneficially owns at least 35% of the Original Shares and (ii) the Original Shares constitute at least 30% of the Company’s then-outstanding voting securities, the Principal Stockholder Group can designate up to four (4) nominees, and if the Principal Stockholder Group owns less than 50% of the total outstanding voting securities, at least one nominee shall be independent as defined by applicable listing standards;

●

for so long as (i) the Principal Stockholder Group beneficially owns less than 35% but at least 25% of the Original Shares and (ii) the Original Shares constitute at least 25% of the Company’s then-outstanding voting securities, the Principal Stockholder Group can designate up to three (3) nominees;

●

for so long as (i) the Principal Stockholder Group beneficially owns less than 25% but at least 15% of the Original Shares and (ii) the Original Shares constitute at least 15% of the Company’s then-outstanding voting securities, the Principal Stockholder Group can designate up to two (2) nominees; and

●

if (i) the Principal Stockholder Group beneficially owns less than 15% but at least 5% of the Original Shares and (ii) the Original Shares constitute at least 7.5% of the Company’s then-outstanding voting securities, the Principal Stockholder Group can designate one (1) nominee.

If at any time the Principal Stockholder Group owns less than 5% of the Original Shares or the Original Shares constitute less than 7.5% of the Company’s then-outstanding voting securities, it will cease to have any rights to designate individuals for nomination to the Board.

For so long as the Principal Stockholder Group has the right to designate at least one director for nomination under the Stockholders’ Agreement, the Company will take all Necessary Action (as defined therein) to ensure that the number of directors serving on the Board shall not exceed seven. For so long as the Principal Stockholder Group owns a number of shares of Common Stock equal to at least (i) 20% of the Original Shares and (ii) 7.5% of the then-outstanding voting securities of the Company, the Company and the Principal Stockholder Group shall have the right to have a representative appointed to serve on each committee of the Board (other than the Audit Committee) for which any such representative is eligible pursuant to applicable laws and the Nasdaq. For so long as the Principal Stockholder Group has the right to designate one or more individuals for nomination to the Board, the Principal Stockholder Group shall have the right to appoint one non-voting observer to the Board.

The Stockholders’ Agreement also includes customary restrictions on the transfer of equity securities to certain persons acquiring beneficial ownership. Pursuant to the Stockholders’ Agreement, the Principal Stockholder Group will agree not to transfer, directly or indirectly, any equity securities of the Company for a period of 180 days after the closing of the HighPeak business combination, subject to certain customary exceptions. The Stockholders’ Agreement will terminate as to (i) each stockholder upon the time at which the Principal Stockholder Group no longer has the right to designate an individual for nomination to the Board under the Stockholders’ Agreement and (ii) a member of the Principal Stockholder Group that no longer owns any of the Original Shares.

Registration Rights Agreement

On August 21, 2020, the Company entered into the Registration Rights Agreement, by and among the Principal Stockholder Group and certain other security holders named therein (the “Registration Rights Agreement”), pursuant to which the Company will be obligated, subject to the terms thereof and in the manner contemplated thereby, to register for resale under the Securities Act all or any portion of the shares of Common Stock that the holders named thereto hold as of the date of such agreement and that they may acquire thereafter, including upon the conversion, exchange or redemption of any other security therefor (the “Registrable Securities”). The Company has agreed to file and cause to become effective a registration statement covering the Registrable Securities held by such holder making a demand for registration, provided that no fewer than the amount of Registrable Securities representing the lesser of (i) $25 million and (ii) all Registrable Securities owned by such holder, as applicable, are covered under the holder’s demand for registration. The holders can submit a request beginning immediately after the HighPeak business combination. Under the Registration Rights Agreement, the holders also have “piggyback” registration rights exercisable at any time that allow them to include the shares of Common Stock that they own in certain registrations initiated by the Company, provided that such holder elects to include its Registrable Securities in an amount not less than $5 million. Subject to customary exceptions, holders will also have the right to request one or more underwritten offerings of Registrable Securities, provided, that, they hold at least $5 million in Registrable Securities and each such offering include a number of Registrable Securities equal to the lesser of (i) $25 million and (ii) all of the Registrable Securities owned by such holders as of the date of the request. In the event that the sale of registered securities under a registration statement would require disclosure of certain material non-public information not otherwise required to be disclosed, the Company may postpone the effectiveness of the applicable registration statement or require the suspension of sales thereunder. The Company may not delay or suspend a registration statement on more than two (2) occasions for more than sixty (60) consecutive calendar days or more than ninety (90) total calendar days, in each case, during any twelve (12) month period.

Retirement of Jack Hightower.

On September 16, 2025, the Company announced Mr. Jack Hightower’s retirement and resignation from his role as Chief Executive Officer and Chairman of the Board of the Company, effective as of September 15, 2025 (the “Separation Date”). In connection with Mr. Hightower’s notice of retirement and resignation from employment with the Company and his resignation from the Board, the Company entered into a Separation Agreement and General Release of Claims with Mr. Hightower on September 15, 2025 (the “Separation Agreement”), pursuant to which Mr. Hightower released the Company and its affiliates from certain liabilities and agrees to certain restrictive covenants. The Company, in turn, released Mr. Hightower from certain liabilities and provided Mr. Hightower with certain payments and benefits pursuant to the terms and conditions of the Separation Agreement, which, among other things, modified the benefits provided under Mr. Hightower’s outstanding equity awards, namely, his outstanding stock option grant notices and agreements, dated August 24, 2020, November 4, 2021, May 4, 2022, and August 15, 2022, respectively (the “Stock Option Agreements”), and his certain restricted stock agreement and the amendment thereto, dated November 4, 2021 and October 31, 2024, respectively (the “Restricted Stock Agreement”). The Separation Agreement provided for (i) Mr. Hightower’s 1,385,500 unvested shares outstanding under the Restricted Stock Agreement to fully vest as of the Separation Date; (ii) extending the period in which Mr. Hightower may exercise the stock options pursuant to the 2020 and 2021 Stock Option Agreements such that the stock options pursuant to such agreements remains exercisable by Mr. Hightower until the date that is twelve (12) months following the Separation Date; (iii) forfeiture by Mr. Hightower of the right to exercise the outstanding stock options granted pursuant to the 2022 Stock Option Agreements as of the Separation Date; (iv) a cash separation payment to Mr. Hightower in the amount of $2,400,000, payable on the Company’s next regularly scheduled payroll date after the Separation Date and (v) the registration of Mr. Hightower’s 1,532,478 founder’s shares as soon as reasonably possible following the Separation Date.

PROPOSAL TWO—ADVISORY VOTE ON EXECUTIVE COMPENSATION

We believe the long-term success of HighPeak depends primarily on the talents of our officers and employees. Compensation plays a significant role in our ability to attract, retain and motivate the highest quality people. As part of this commitment, in accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and as required by the Exchange Act, our Board is providing our stockholders with an opportunity to cast an advisory, non-binding vote on a resolution to approve the compensation of our Named Executive Officers.

As described below under “Compensation Discussion and Analysis,” we have developed a compensation program that is designed to attract, retain and motivate key executives responsible for our success, to provide incentives that reward achievement of performance goals that directly correlate to the enhancement of stockholder value and to align our executives’ interests with those of our stockholders by rewarding short-term and long-term performance and tying a significant portion of our executive officers’ compensation to increases in stockholder value. We believe our executive compensation program strikes an appropriate balance between the implementation of responsible, measured compensation practices and the effective provision of incentives for our Named Executive Officers to exert their best efforts for our success.

We are asking for stockholder approval, on a non-binding, advisory basis, of the compensation of our Named Executive Officers as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, which includes the disclosures in the “Compensation Discussion and Analysis” section, the compensation tables, the narrative discussion and any related material disclosed in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the policies and practices described in this proxy statement. For the reasons discussed above, we ask that you cast your vote to endorse HighPeak’s executive compensation program through the following resolution:

“RESOLVED, that the compensation paid to HighPeak’s Named Executive Officers, as disclosed in the 2026 proxy statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

As this vote is advisory, it will not be binding on our Board or our compensation committee, and neither our Board nor our compensation committee will be required to take any action as a result of the outcome of the vote. However, our compensation committee will carefully consider the outcome of this vote when considering future executive compensation policies and decisions.

Vote Required

Approval of Proposal TWO requires the affirmative vote of the holders of at least a majority of the shares present or represented by proxy and entitled to vote thereat. Votes cast FOR or AGAINST and abstentions and broker non-votes with respect to this Proposal TWO will be counted as shares entitled to vote on the Proposal. Abstentions and broker non-votes will have the effect of a vote AGAINST Proposal TWO.

Recommendation of the Board

The Board of Directors unanimously recommends that stockholders vote FOR the advisory vote on executive compensation.

PROPOSAL THREE—ADVISORY VOTE ON SAY-ON-PAY FREQUENCY

The advisory vote on the frequency of say-on-pay votes is a non-binding vote as to how often future say-on-pay votes to approve HighPeak’s executive compensation should occur. We are required by the Dodd-Frank Act, as well as Rule 14a-21 of the Exchange Act, to hold an advisory vote on the frequency of say-on-pay votes at least once every six years, although we may seek stockholder input more frequently.

The Board recommends the advisory say-on-pay vote to approve executive compensation be held on an annual basis. The Board believes an advisory vote on executive compensation every year enables stockholders to timely express their views on HighPeak’s executive compensation program and provides the Board and Compensation Committee with current guidance on stockholder sentiment.

The Board requests stockholders to vote among the following frequency options (not solely for or against the recommendation of the Board):

Choice	One: A say-on-pay vote every 1 year
Choice	Two: A say-on-pay vote every 2 years
Choice	Three: A say-on-pay vote every 3 years
Choice	Four: Abstain from voting

The frequency period that receives the most votes (every one, two or three years) will be deemed to be the recommendation of the stockholders. An advisory vote on the frequency of future say-on-pay votes is not binding on the Company, the Board or the Compensation Committee. However, we value the input of our stockholders and will consider the result of the vote when determining the frequency of future say-on-pay votes.

Vote Required

Because the Proposal has three possible substantive responses (1 year, 2 years or 3 years), the frequency period that receives the most votes (1 year, 2 years or 3 years) will be deemed to be the recommendation of the stockholders. You may also abstain from voting. Abstentions and broker non-votes will have no effect on the vote outcome.

Recommendation of the Board

The Board of Directors unanimously recommends that stockholders vote FOR Choice One – a “1 Year” frequency for future say-on-pay votes.

PROPOSAL FOUR—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed Weaver as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2026. The audit of the Company’s consolidated financial statements for the fiscal year ending December 31, 2025, was completed by Weaver on March 11, 2026.

The Board of Directors is submitting the appointment of Weaver for ratification at the Annual Meeting. The submission of this matter for approval by stockholders is not legally required, but the Board of Directors and the Audit Committee believe the submission provides an opportunity for stockholders, through their vote, to communicate with the Board of Directors and the Audit Committee about an important aspect of corporate governance. If the stockholders do not ratify the appointment of Weaver, the Audit Committee will reconsider the appointment of that firm as the Company’s independent registered public accounting firm.

The Audit Committee has the sole authority and responsibility to retain, evaluate and replace the Company’s independent registered public accounting firm. The stockholders’ ratification of the appointment of Weaver does not limit the authority of the Audit Committee to change independent registered public accounting firms at any time.

Audit and Other Fees

The table below presents the aggregate fees billed by Weaver, the Company’s independent registered public accounting firm, for services provided for 2025 and 2024:

	2025	2024
Audit Fees (1)	$837,900	$915,010
Audit-Related Fees(2)	26,250	—
Tax Fees	—	—
All Other Fees (3)	—	—
Total Fees	$864,150	$915,010

(1)

Audit fees consist of the aggregate fees paid for professional services rendered for the audit of our annual financial statements included in our Annual Report on Form 10-K and a review of financial statements included in our Quarterly Reports on Form 10-Q.

(2)

Audit-related fees consist of the aggregate fees paid for professional services rendered for the filing of Registration Statement on Form S-3 (File No. 333-291266) filed with the SEC on November 5, 2025.

(3)	No other Fees were incurred in 2025 or 2024.

The Audit Committee Charter and its pre-approval policy require that the Audit Committee review and pre-approve the plan and scope of Weaver’s audit, audit-related, tax and other services. The Chairman of the Audit Committee has the authority to grant pre-approvals, provided such approvals are within the pre-approval policy and presented to the Audit Committee at a subsequent meeting. All the fees described above under Audit-Related Fees, Tax Fees and All Other Fees for 2025 and 2024 were pre-approved by the Audit Committee pursuant to its pre-approval policies and procedures.

The Company expects that representatives of Weaver will be present at the Annual Meeting to respond to appropriate questions and to make a statement if they desire to do so.

Vote Required

Approval of Proposal FOUR requires the affirmative vote of the holders of at least a majority of the shares present or represented by proxy and entitled to vote thereat. Votes cast FOR or AGAINST and abstentions with respect to this Proposal FOUR will be counted as shares entitled to vote on the Proposal. A vote to ABSTAIN will have the effect of a vote AGAINST the Proposal. Because record holders have discretion to vote on this Proposal, we expect there will be no broker non-votes.

Recommendation of the Board

The Board of Directors unanimously recommends that stockholders vote FOR the ratification of the appointment of Weaver and Tidwell, L.L.P. as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2026.

AUDIT COMMITTEE REPORT

The information contained in this Audit Committee Report and references in this Proxy Statement to the independence of the Audit Committee members shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, as amended, except to the extent that the Company specifically incorporates such information by reference in such filing.

The Audit Committee is a separately designated standing committee of the Board established in accordance with Section 3(a)(58)(A) of the Exchange Act and operates under a written charter adopted as of August 21, 2020, and which will be reviewed annually.

Management is responsible for our system of internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and issuing a report thereon. The Audit Committee is responsible for monitoring (i) the integrity of our financial statements, (ii) our compliance with legal and regulatory requirements and (iii) the independence and performance of our independent registered public accounting firm.

The Audit Committee has reviewed and discussed with our management and the independent registered public accounting firm the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2025, including a discussion of the quality, not just the acceptability, of the accounting principles applied, the reasonableness of significant judgments and the clarity of disclosures in the consolidated financial statements. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by standards of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.

Our independent registered public accounting firm also provided to the Audit Committee the written disclosure required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. The Audit Committee discussed with the independent registered public accounting firm that firm’s independence.

Based on the Audit Committee’s discussions with management and the independent registered public accounting firm, and the Audit Committee’s review of the representations of management and the report of the independent registered public accounting firm to the Audit Committee, the Audit Committee recommended that the Board include the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC.

Audit Committee of the Board of Directors

Larry C. Oldham, Chairman
Jay M. Chernosky, Member
Keith A. Covington, Member

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINEES

Any stockholder of the Company who desires to submit a proposal for inclusion in the Company’s 2027 Annual Meeting proxy materials pursuant to Rule 14a-8 under the Exchange Act must submit such proposal to the Company at its principal executive offices no later than December 31, 2026, unless the date of the 2027 Annual Meeting is more than thirty (30) days from June 2, 2027, in which case the proposal must be received at the Company’s principal executive offices a reasonable time before the Company begins to print and mail its 2027 Annual Meeting proxy materials, or otherwise as permitted by applicable law. The form and substance of these proposals must satisfy the requirements established by our Amended and Restated Bylaws and the SEC.

Any stockholder of the Company who desires to submit a proposal for action at the 2027 Annual Meeting, including for nominations of persons for election to the Board of Directors, but does not wish to have such proposal included in the Company’s proxy materials, must be in compliance with the notice procedures and informational requirements set forth in the Amended and Restated Bylaws and submit such proposal to the Company at its principal executive offices between February 2, 2027 and March 4, 2027.

To comply with Rule 14a-19 of the Exchange Act, in addition to satisfying the requirements in the notice procedures of our Amended and Restated Bylaws as set forth above, a stockholder who intends to solicit proxies in support of director nominees other than the Company’s nominees for our 2027 Annual Meeting must provide the notice and information required and comply with the additional requirements of Rule 14a-19 of the Exchange Act to the Company at the Company’s principal executive offices so that it is received by March 4, 2027, unless Rule 14a-19 of the Exchange Act provides for an earlier date, in which case, such earlier date shall apply. We will only consider proposals and nominations that meet the requirements of the applicable rules of the SEC and our Amended and Restated Bylaws.

AVAILABILITY OF CERTAIN DOCUMENTS

A copy of our 2025 Annual Report on Form 10-K for the year ended December 31, 2025 is available at www.sec.gov along with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report on Form 10-K is not incorporated into this Proxy Statement and is not considered proxy-soliciting material. We will mail without charge, upon written request, a copy of our Annual Report on Form 10-K including exhibits. Please send a written request to the Chief Financial Officer at:

HighPeak Energy, Inc.
421 W. 3rd Street, Suite 1000
Fort Worth, Texas 76102

The charters for our Audit Committee, Compensation Committee, Nominating & Governance Committee and ESG Committee as well as our Code of Business Conduct and our Financial Code of Ethics are posted on the Company’s website at https://ir.highpeakenergy.com/ under the “Corporate Governance – Governance Highlights” tab, and are also available in print without charge upon written request to Chief Financial Officer at the address above.

Stockholders residing in the same household who hold their stock through a bank or broker may receive only one set of proxy materials in accordance with a notice sent earlier by their bank or broker. This practice will continue unless instructions to the contrary are received by your bank or broker from one or more of the stockholders within the household. We will promptly deliver a separate set of the proxy materials to such stockholders upon receipt of a written or oral request to the Chief Financial Officer at the address above, or by calling (817) 850-4650.

If you hold your shares in street name and reside in a household that received only one set of the proxy materials, you can request to receive a separate set of proxy materials in the future by following the instructions sent by your bank or broker. If your household is receiving multiple sets of the proxy materials, you may request that only a single set of proxy materials be sent by following the instructions sent by your bank or broker.

P R O X Y

HighPeak Energy, Inc.
421 W. 3rd Street, Suite 1000
Fort Worth, Texas 76102

FOR THE 2026 ANNUAL MEETING OF STOCKHOLDERS OF

HIGHPEAK ENERGY, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints each of Michael L. Hollis and Daniel Silver (the “Proxies”), and each of them independently, with full power of substitution, as proxies to vote all of the shares of common stock of HighPeak Energy, Inc. that the undersigned is entitled to vote (the “Shares”) at the 2026 Annual Meeting of Stockholders of HighPeak Energy, Inc. (the “Annual Meeting”) to be held at 421 W. 3rd Street, Suite 1000, Fort Worth, Texas 76102 on June 2, 2026, at 10:00 a.m., Central Time, and at any adjournments and/or postponements thereof. Such Shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and, unless such authority is withheld on the reverse side hereof, in the Proxies’ discretion on such other matters as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The undersigned acknowledges receipt of the enclosed proxy materials, including the proxy statement and this proxy card, and revokes all prior proxies for said meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS “FOR” PROPOSAL NOS. 1, 2 AND 4, AND “1 YEAR” FOR PROPOSAL NO. THREE. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

(Continued and to be marked, dated and signed on the reverse side)

Please mark vote as indicated in this example ☒	HIGHPEAK ENERGY, INC. —THE HIGHPEAK BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NOS. 1, 2 AND 4 AND “1 YEAR” FOR PROPOSAL NO. 3.

(1) Election of Director: Jason A. Edgeworth	FOR ☐			WITHHOLD ☐
(1) Election of Director: Larry C. Oldham	FOR ☐			WITHHOLD ☐
(1) Election of Director: Daniel Silver	FOR ☐			WITHHOLD ☐
(2) Advisory, non-binding resolution regarding the compensation of our Named Executive Officers for 2025	FOR ☐	AGAINST ☐		ABSTAIN ☐

(3) Advisory, non-binding resolution regarding the frequency of future say-on-pay votes	1 YEAR ☐	2 YEARS ☐	3 YEARS ☐	ABSTAIN ☐

(4) Appointment of Weaver and Tidwell, L.L.P. to Serve as independent registered public accounting firm for the fiscal year ending December 31, 2026	FOR ☐	AGAINST ☐		ABSTAIN ☐

Dated:

Signature

(Signature if held Jointly)

When Shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or another authorized officer. If a partnership, please sign in partnership name by an authorized person.

The Shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted in accordance with the recommendations of the Board of Directors: “FOR” each of Proposal Nos. 1, 2, and 4 and “1 YEAR” for Proposal No. 3. If any other matters properly come before the Annual Meeting, unless such authority is withheld on this proxy card, the Proxies will vote on such matters in their discretion.